Consolidated Financial Statements Volume 1 Public Accounts for the fiscal year ended 31 March 2015 Printed by Authority of the Legislature Fredericton, N.B.

Consolidated
Financial
Statements

Volume 1

Public Accounts
for the fiscal year ended
31 March 2015

Printed by Authority
of the Legislature
Fredericton, N.B.

ISSN 0382-1277
ISBN print: 978-1-4605-0867-1
ISBN PDF: 978-1-4605-0868-8

ii	PROVINCE OF NEW BRUNSWICK	2015

To Her Honour,

The Honourable Jocelyne Roy Vienneau
Lieutenant-Governor of the Province of New Brunswick

The undersigned  has the honour to submit the Public Accounts of the Province of New Brunswick  for the fiscal year ended 31 March 2015.

I am, Your Honour,

Roger Melanson Minister of Finance

Fredericton, New Brunswick September 2015

The Honourable Roger Melanson
Minister of Finance

Sir:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick  for the fiscal year ended 31 March 2015.

Respectfully submitted,

Paul Martin, FCPA, FCA Comptroller

Fredericton, New Brunswick September 2015

2015	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Consolidated Financial Statements

2015	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION
VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited consolidated financial statements of the Provincial Reporting Entity as described in Note 1 to the consolidated financial statements. They include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit. This volume also contains the Independent Auditor’s Report, Statement of Responsibility, management’s comments on the Results for the Year, Major Variance Analysis and a discussion of the Indicators of Financial Health of the Province.

Volume II contains unaudited supplementary information to the consolidated financial statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by government department.

In addition, the Government includes the following lists on the Office of the Comptroller web site at www.gnb.ca/finance:

●
Salary information of government employees and employees of certain government organizations in excess of $60,000. Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;

●	Travel and other employee expenses in excess of $12,000 paid during the year to government employees, separated by department;

●	Payments made to suppliers during the year in excess of $25,000 separated by department as well as a global listing including payments made by all departments;

●	Loans disbursed to recipients during the year in excess of $25,000 separated by department.

2	PROVINCE OF NEW BRUNSWICK	2015

STATEMENT OF RESPONSIBILITY

The consolidated financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 14 of the Financial Administration Act. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller. The consolidated financial statements include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit.

Financial statement integrity and objectivity are the responsibility of the Government. To help fulfill this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Consolidated Financial Statements.

On behalf of the Government:

Roger Melanson
Minister of Finance

September 2015

2015	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

General Comments

The Province's summary financial statements, contained in this volume of Public Accounts, report a deficit for the fiscal year ended 31 March 2015 of $388.6 million. This represents a decrease of $2.5 million from the budgeted deficit of $391.1 million. The difference is the result of higher than budgeted revenues of $304.0 million, offset by higher than budgeted expenses of $301.5 million.

Revenues were up due to increased tax revenues mainly attributable to positive prior-year adjustments, one-time federal revenue and stronger than projected results for the New Brunswick Power Corporation.

Expenses were $301.5 million higher than budget. A significant portion of the increase occurred in Education and Training due to a one-time expense associated with the reform of the Teachers’ Pension Plan and higher than budgeted expenses in the Department of Education and Early Childhood Development due to a delay in the implementation of planned improvement and reduction initiatives. Higher than budgeted expenses in areas such as Transportation and Infrastructure, Protection Services, and Economic Development were offset by lower than budgeted expenses in other areas such as Health, Central Government, and Service of the Public Debt.

There are several other variances discussed in more detail in the major variance section that follows.

Summary Financial Information

(millions)
Consolidated Statement of Financial Position
	2015	2014
Financial Assets	$8,070.4	$7,775.3
Liabilities	(20,492.3)	(19,586.6)
Net Debt	(12,421.9)	(11,811.3)
Tangible Capital Assets	8,148.9	8,018.5
Other Non Financial Assets	311.7	366.7
Total Non Financial Assets	8,460.6	8,385.2
Accumulated Deficit	$(3,961.3)	$(3,426.1)

Consolidated Statement of Operations
	2015	2014
Revenue – Provincial Sources	$5,330.4	$4,900.1
Revenue – Federal Sources	3,009.8	2,877.9
Total Revenue	8,340.2	7,778.0
Expenses	8,728.8	8,378.4
Surplus / (Deficit)	$(388.6)	$(600.4)

Consolidated Statement of Change in Net Debt
	2015	2014
Opening Net Debt	$(11,811.3)	$(11,181.9)
Increase in Net Debt From Operations	(610.6)	(629.4)
Ending Net Debt	$(12,421.9)	$(11,811.3)

4	PROVINCE OF NEW BRUNSWICK	2015

Revenue

Revenues of the Province for the past ten years, as restated, are shown in the table below.

($ millions)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Provincial Sources	3,994.2	4,225.4	4,469.7	4,467.3	4,179.7	4,612.5	4,931.7	4,787.4	4,900.1	5,330.4
Federal Sources	2,392.9	2,530.9	2,720.6	2,763.6	2,940.8	2,930.3	2,874.2	3,000.5	2,877.9	3,009.8
Total Revenue	6,387.1	6,756.3	7,190.3	7,230.9	7,120.5	7,542.8	7,805.9	7,787.9	7,778.0	8,340.2

Average annual revenue growth over the ten-year period is 3.3%. Since 2009, revenue growth has only averaged 2.2% reflecting the slowdown in the economy and other factors. In 2015, year-over-year revenue increased by 7.2% due to increased tax revenues mainly attributable to prior-year adjustments and increases to federal revenue.

Expense

Expenses of the Province for the past ten years, as restated, are shown in the table below.

($ millions)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Total Expense	6,161.8	6,479.0	6,949.2	7,382.9	7,816.4	8,160.0	8,050.7	8,295.4	8,378.4	8,728.8

Average annual expense growth over the ten-year period is 4.2%. In 2015, expenses increased by $350.4 million year -over-year, a 4.2% increase. This was due in large part to a one-time expense associated with the reform of the Teachers’ Pension Plan. Other contributing factors included growth in Transportation and Infrastructure, Health, Education, Social Development, and Protection Services for program delivery costs, wages, amortization, and various one-time expenses.

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past ten years, as restated, are shown in the table below.

($ millions)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Surplus/(Deficit)	225.3	277.3	241.1	(152.0)	(695.9)	(617.2)	(244.8)	(507.5)	(600.4)	(388.6)

The deficit for the year ended 31 March 2015 was $388.6 million. The deficit was lower than the budgeted deficit of $391.1 million. The decrease in the deficit was the result of increased revenues from budget of $304.0 million due to increased tax revenues mainly attributable to positive prior-year adjustments, one-time federal revenue and stronger than projected results for the New Brunswick Power Corporation. This was offset by higher than budgeted expenses of $301.5 million mainly due to pension adjustments.

Net Debt

Net debt increased by $610.6 million during the year ended 31 March 2015, an increase of $79.9 million from the budgeted increase of $530.7 million. The increase in net debt is related to the operating deficit and net capital asset transactions of highways, hospitals, schools and other buildings.

2015	PROVINCE OF NEW BRUNSWICK	5

Net Debt

($ millions)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Net Debt	6,900.6	6,761.4	7,151.6	7,608.0	8,628.9	9,700.4	10,125.8	11,084.6	11,811.3	12,421.9

Cost of Servicing the Public Debt

The Province’s cost of servicing the Public Debt totaled $675.2 million for the year ended 31 March 2015. This represents an increase of $13.3 million from 2014 due to higher levels of debt which was partially offset by refinancing maturing debt at lower levels and paying off maturing debt from the sinking fund.

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Cost of Servicing the Public Debt

($ millions)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Cost of Servicing the Public Debt	590.3	558.0	575.7	601.4	607.2	641.5	661.8	660.3	661.9	675.2

2015	PROVINCE OF NEW BRUNSWICK	7

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below, first for revenue, followed by expenses. In this analysis, comparisons are made between the actual results for 2015 and either the 2015 budget or actual results for 2014.

REVENUE

Budget 2015 to Actual 2015 Comparison

2015 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Provincial Sources
Taxes	3,865.3	3,987.5	122.2	3.2
Licenses and Permits	147.7	149.4	1.7	1.2
Royalties	94.2	97.5	3.3	3.5
Income from Government Business Enterprises	210.9	244.7	33.8	16.0
Other Provincial Revenue	599.0	655.4	56.4	9.4
Sinking Fund Earnings	195.7	195.9	0.2	0.1
Revenue from Provincial Sources	5,112.8	5,330.4	217.6	4.3
Federal Sources
Fiscal Equalization	1,666.0	1,666.0	-	-
Unconditional Grants	951.8	955.8	4.0	0.4
Conditional Grants	305.6	388.0	82.4	27.0
Revenue from Federal Sources	2,923.4	3,009.8	86.4	3.0
Total Revenues	8,036.2	8,340.2	304.0	3.8

Taxes
Taxes are up $122.2 million from budget, primarily due to:
●	Harmonized Sales Tax is up $94.4 million mainly due to positive adjustments for prior years.
●	Metallic Minerals Tax is up $21.9 million due to audits of previous years mining activities.
●	Personal Income Tax is up $15.7 million primarily due to a positive prior year adjustment for 2013.
●	Corporate Income Tax is down $12.9 million due to a negative prior year adjustment for 2013; offset by higher in-year federal payments.

Income from Government Business Enterprises
Income from Government Business Enterprises is up $33.8 million from budget primarily as a result of higher net income for the New Brunswick Power Corporation. The New Brunswick Power Corporation’s net income increased mainly due to the transition to a shared risk pension plan and investment gains on funds invested for future nuclear decommissioning and used fuel management. This was partially offset by costs related to post-tropical storm Arthur and additional Point Lepreau Nuclear Station outage expenses.

Other Provincial Revenue
Other provincial revenue is up $56.4 million mainly due to changes that occurred when the Financial and Consumer Services Commission (formerly the New Brunswick Securities Commission) was created, which resulted in the entity being accounted for using the consolidation method instead of the modified equity method, as budgeted. As well, there was a change in the accounting method used for school district funds that led to higher revenue. Other provincial revenue was also up due to the Regional Health Authorities and FacilicorpNB Ltd. receiving higher than budgeted revenue.

8	PROVINCE OF NEW BRUNSWICK	2015

Conditional Grants
Conditional Grants are up $82.4 million from budget mainly due to one-time funding for New Brunswick related to joining the Cooperative Capital Markets Regulatory System and one-time federal recoveries for Disaster Financial Assistance. In addition, there was increased federal funding for the new Canada/New Brunswick Federal Gas Tax Fund.

Actual 2014 to Actual 2015 Comparison

2014 Actual to 2015 Actual ($ millions)
Item	2014	2015		%
	Actual	Actual	Change	Change
Provincial Sources
Taxes	3,595.3	3,987.5	392.2	10.9
Licenses and Permits	148.7	149.4	0.7	0.5
Royalties	90.9	97.5	6.6	7.3
Income from Government Business Enterprises	221.9	244.7	22.8	10.3
Other Provincial Revenue	638.8	655.4	16.6	2.6
Sinking Fund Earnings	204.5	195.9	(8.6)	(4.2)
Revenue from Provincial Sources	4,900.1	5,330.4	430.3	8.8
Federal Sources
Fiscal Equalization Payments	1,562.0	1,666.0	104.0	6.7
Unconditional Grants	948.9	955.8	6.9	0.7
Conditional Grants	367.0	388.0	21.0	5.7
Revenue from Federal Sources	2,877.9	3,009.8	131.9	4.6
Total Revenues	7,778.0	8,340.2	562.2	7.2

Taxes
Taxes are up $392.2 million over the previous fiscal year, mainly due to:
●	Harmonized Sales Tax is up $179.1 million due to prior-year adjustments and higher in-year payments.
●	Personal Income Tax is up $153.4 million primarily due to the incremental impact of tax increases announced in the 2013-2014 Budget and prior-year adjustments.
●	Provincial Real Property Tax is up $33.1 million due to an increase in the assessment base, a reduction in re-assessments and appeals and an increase in the business rate starting in January 2015.
●	Corporate Income Tax is up $15.3 million due to higher in-year federal payments.
●	Metallic Minerals Tax is up $14.9 million due to audits of previous years mining activities.

Income From Government Business Enterprises
Income from Government Business Enterprises is up $22.8 million from the previous fiscal year mainly attributable to increased net income for the New Brunswick Power Corporation.

Other Provincial Revenue
Other provincial revenue is up $16.6 million mainly due to increased revenue for the Regional Health Authorities and the health recovery levy.

2015	PROVINCE OF NEW BRUNSWICK	9

Sinking Fund Earnings
Sinking Fund Earnings are down $8.6 million from the previous fiscal year due to lower interest rates and a continued reduction in the asset base from redemptions exceeding installments and earnings.

Fiscal Equalization Payments
Fiscal Equalization Payments are up $104.0 million due to revised federal estimates which reflect a widening of fiscal disparities.

Unconditional Grants

Unconditional Grants are up $6.9 million due to legislated growth for Canada Health Transfer and Canada Social Transfer which was muted by the move to equal per capita allocation for the Canada Health Transfer, prior-year adjustments and wind-down of the Wait Times Reduction Transfer.

Conditional Grants
Conditional Grants are up $21.0 million from the previous year mainly due to one-time funding for New Brunswick related to joining the Cooperative Capital Markets Regulatory System and one-time federal recoveries for Disaster Financial Assistance. This additional revenue was partially offset by lower federal grants for capital projects.

EXPENSES

Budget 2015 to Actual 2015 Comparison

2015 Budget to Actual ($ millions)
Item	Budget	Actual	Variance	% Variance
Education and Training	1,790.7	2,083.7	293.0	16.4
Health	2,860.4	2,838.6	(21.8)	(0.8)
Social Development	1,113.1	1,115.4	2.3	0.2
Protection Services	244.2	268.7	24.5	10.0
Economic Development	216.3	239.3	23.0	10.6
Labour and Employment	120.3	122.6	2.3	1.9
Resources	198.3	197.3	(1.0)	(0.5)
Transportation and Infrastructure	563.3	649.7	86.4	15.3
Central Government	635.7	538.3	(97.4)	(15.3)
Service of the Public Debt	685.0	675.2	(9.8)	(1.4)
Total Expenses	8,427.3	8,728.8	301.5	3.6

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training
Education and Training expenses were $293.0 million higher than budget. This was mainly due to a one-time expense associated with the reform of the Teachers’ Pension Plan and planned improvement and reduction initiatives not being implemented in the Department of Education and Early Childhood Development.

Health
Health expenses were $21.8 million lower than budget mainly due to various under-expenditures in the Department of Health, including pharmaceutical programs and other savings and cost containment initiatives in the health care system. These under-expenditures were partially offset by higher costs in the Medicare program.

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Protection Services
Protection Services were $24.5 million higher than budget due to higher expenses in the Department of Public Safety resulting from Disaster Financial Assistance funding associated with various flood events, as well as higher than budgeted provision expense.

Economic Development
Economic Development expenses were $23.0 million higher than budget mainly due the acceleration of project funding under the Department of Economic Development. This was partially offset by lower than budgeted expenses in Invest NB.

Transportation and Infrastructure
Transportation expenses were $86.4 million higher than budget mainly due to increased provision expense, increased expenses in the Winter Maintenance program as a result of the length and severity of the winter, and the transfer of some provincial roads from Local Service Districts to a newly incorporated municipality.

Central Government
Central Government expenses were $97.4 million lower than budget. This was due to lower than budgeted expenses for the Public Service Shared Risk Pension plan, retirement allowance, and provision for losses.

Actual 2014 to Actual 2015 Comparison

2014 Actual to 2015 Actual ($ millions)
Item	2014	2015		%
	Actual	Actual	Change	Change
Education and Training	1,836.1	2,083.7	247.6	13.5
Health	2,789.9	2,838.6	48.7	1.7
Social Development	1,076.6	1,115.4	38.8	3.6
Protection Services	235.2	268.7	33.5	14.2
Economic Development	231.4	239.3	7.9	3.4
Labour and Employment	118.3	122.6	4.3	3.6
Resources	214.0	197.3	(16.7)	(7.8)
Transportation and Infrastructure	577.9	649.7	71.8	12.4
Central Government	637.1	538.3	(98.8)	(15.5)
Service of the Public Debt	661.9	675.2	13.3	2.0
Total Expenses	8,378.4	8,728.8	350.4	4.2

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training
Education and Training expenses were $247.6 million higher than the previous fiscal year. This was mainly due to higher pension expense and additional investments and salaries in K-12 education.

Health
Health expenses were $48.7 million higher than the previous fiscal year mainly due to an increase in expenses in the Regional Health Authorities associated with wages and inflation, an increase in payments under the Medicare program, and higher amortization expense.

2015	PROVINCE OF NEW BRUNSWICK	11

Social Development
Social Development expenses were $38.8 million higher than the previous fiscal year mainly due to increases in caseload of long term care clients, Social Assistance Reform, and pay equity.

Protection Services
Protection Services were $33.5 million higher than the previous fiscal year due to higher expenses in the Department of Public Safety resulting from Disaster Financial Assistance funding associated with various flood events. Provision expense was also higher than the previous year.

Economic Development
Economic Development expenses were $7.9 million higher than the previous fiscal year primarily due to the acceleration of project funding under the Department of Economic Development. This was partially offset by lower expenses for Provincial Holdings and the winding down and the expiration of federal-provincial agreements.

Resources
Resources expenses were $16.7 million lower than the previous fiscal year mainly due to the ending of the AgriFlexibility program and lower expenses under the AgriStability program of the Department of Agriculture, Aquaculture and Fisheries, as well as lower expenses in the Environmental Trust Fund.

Transportation and Infrastructure

Transportation and Infrastructure expenses were $71.8 million higher than the previous year mainly due to increased provision expense, amortization expense, Winter Maintenance costs, and the transfer of some provincial roads from Local Service Districts to a newly incorporated municipality.

Central Government

Central Government expenses were $98.8 million lower than the previous year. This was mainly due to a one-time expense associated with the reform of the Public Service Shared Risk Pension Plan in 2014.

Pensions

As of March 31, 2015, four provincially sponsored pension plans (collectively “the Plans”) have been converted to a new pension model which targets a retirement benefit as opposed to guaranteeing it. The Shared Risk Plan for CUPE Employees of NB Hospital (“HCUPE SRP”) and the Shared Risk Plan for Certain Bargaining Employees of NB Hospitals (“HCBE SRP”) converted on July 1, 2012. The Public Service Shared Risk Pension Plan (“PSSRP”) converted on January 1, 2014, and the New Brunswick Teachers’ Pension Plan (“NBTPP”) converted on July 1, 2014.

The Province has guaranteed that retirement benefits for members of the PSSRP will never be less than the base benefits at the time of conversion. On conversion, the primary obligation for paying retirement benefits to the members of the former Public Service Superannuation Plan and the assets of this plan, were transferred to the trustees of the PSSRP. While the assets and primary obligation to pay benefits were transferred, there is a residual obligation to the Province as a result of the guarantee. Actuarial assumptions, based upon management’s best estimates have determined that there is no residual liability relating to the guarantee as at March 31, 2015. Should a liability arise in the future, it will be recorded in the year it occurs. There has been no guarantee provided to members of any other converted pension plan.

One of the key features of the new pension model is the relationship between the Province and the plans. All decisions regarding the operation and administration of the plans are made by the plan trustees; guided by the plan documents. The Province has an obligation to the plans to make contributions as requested by the plan trustees and set out in the plan funding documents. The plans are jointly funded by employees and the Province. The responsibility to pay benefits to members of the plans belongs solely with the plan trustees, with the exception of the benefits protected under the PSSRP guarantee.

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With the exception of the PSSRP guarantee, the Province has no residual liability for the pension obligations of these plans and therefore, as of the March 31, 2015 financial statements, will no longer be recording an asset or liability for these plans on the Statement of Financial Position unless the required contributions for the fiscal year have not been made. In that case, the difference between the required contributions and the actual contributions will be recorded appropriately on the Statement of Financial Position. Furthermore, the Province’s pension expense relating to these plans will now be recorded at the amount equal to the contributions due to the plans as set by the funding policies established for each plan. As a result of this treatment, the TPP was recorded using defined benefit accounting up to June 30, 2014. Upon conversion to the NBTPP, a plan settlement occurred and the net pension asset recorded on the Statement of Financial Position ($229.7 million) has been removed and recorded as a pension expense in the March 31, 2015 financial statements. Since a different accounting policy was used for the PSSRP in the previously published March 31, 2014 Financial Statements, implementing this new policy has resulted in a restatement of March 31, 2014 accounting for the PSSRP. The PSSRP net pension asset previously reported at March 31, 2014 ($100.6 million) has been restated and recorded as a pension expense. We note that the Auditor General has disagreed with this accounting treatment and has provided comments in the audit opinion to this effect.

Canadian accounting standards for the public sector are established by the Public Sector Accounting Board (PSAB). PSAB has approved a project to review the accounting standards for Retirement Benefits. Since issuance of the existing accounting standards decades ago, new types of pension plans have been introduced and there have been changes in the related accounting concepts. The first stage of this project will involve looking at issues such as deferral of experience gains and losses, discount rate, shared risk plans, multi-employer defined benefit plans and vested sick leave benefits. Other improvements to existing guidance will also be considered. The second stage will involve determining how to account for these new types of pension plans.

The Province recognizes that shared risk / targeted benefit models are an evolving area for pensions in Canada and plans of this design are not contemplated in existing accounting standards. Determining the appropriate accounting treatment requires analysis of all facts and circumstances and significant professional judgment. Going forward, the Province will continue to monitor developments in professional standards when assessing the most appropriate accounting treatment for these plans.

2015	PROVINCE OF NEW BRUNSWICK	13

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the Province’s financial condition using information provided in the Province’s consolidated financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis of financial indicators is a reporting practice recommended by the Public Sector Accounting Board, and provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the Province’s financial health. Trends over the last ten years (2006 to 2015) are evaluated using the criteria of sustainability, flexibility and vulnerability. Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but still can exert major influences on financial results and indicators. These include but are not limited to:

●	Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;
●	Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;
●	Changes to federal transfers or programs;
●	Emergencies such as floods, forest fires and pandemics;
●	Developments affecting agencies such as the New Brunswick Power Corporation that are reflected on the Province’s books and;
●	Changes in public sector accounting standards.

Sustainability

Sustainability is the degree to which a government can maintain its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others without increasing the debt or tax burden relative to the economy within which it operates. It is measured in this analysis by:

●	Net debt as a proportion of GDP;
●	Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which Provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt- to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

Over the last ten years the Province’s ratio of net debt -to-GDP increased from 27.3% to 38.2%. Beginning in 2008, the ratio has trended upwards related to weakened economic circumstances, capital spending, and other factors. In 2012, the ratio stabilized but increased in 2013 in part related to the Route One Gateway project coming onto the Province’s books. In 2014 and 2015, the ratio rose as deficits and capital spending contributed to growth in the net debt, outpacing that of the economy.

14	PROVINCE OF NEW BRUNSWICK	2015

Net Debt-to-GDP Ratio

Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2006	6,900.6	25,272	27.3
2007	6,761.4	26,378	25.6
2008	7,151.6	27,869	25.7
2009	7,608.0	28,422	26.8
2010	8,628.9	28,825	29.9
2011	9,700.4	30,082	32.2
2012	10,125.8	31,409	32.2
2013	11,084.6	31,751	34.9
2014	11,811.3	31,900	37.0
2015	12,421.9	32,506	38.2

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. A decrease in net debt per capita suggests the debt burden has improved while an increase implies the debt burden has increased. Since 2008, the net debt per capita has trended upwards reflecting weakened economic circumstances, capital spending and other factors including population declines in recent years.

2015	PROVINCE OF NEW BRUNSWICK	15

Net Debt per Capita

Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($ millions)	(July 1)	($)
2006	6,900.6	748,044	9,225
2007	6,761.4	745,609	9,068
2008	7,151.6	745,407	9,594
2009	7,608.0	746,855	10,187
2010	8,628.9	749,954	11,506
2011	9,700.4	753,044	12,882
2012	10,125.8	755,530	13,402
2013	11,084.6	756,816	14,646
2014	11,811.3	755,635	15,631
2015	12,421.9	753,914	16,477

Flexibility

Flexibility is the degree to which a government can change its debt or tax burden on the economy within which it operates to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. It is measured in this analysis by:

●	Own-source revenue as a proportion of GDP;
●	Cost of servicing the public debt as a proportion of total revenue.

16	PROVINCE OF NEW BRUNSWICK	2015

Own-source Revenue as a Proportion of GDP:

This ratio measures own- source revenues of the Provincial government as a percentage of the economy, as measured by nominal GDP. An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the Province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

●	Net income or revenue of outside agencies whose revenue can fluctuate significantly due to price, volume, accounting changes, weather, etc. (e.g. the New Brunswick Power Corporation)
●	Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the Harmonized Sales Tax;
●	Commodity tax revenues such as Metallic Minerals Tax that are vulnerable to world prices.

Own-source revenue as a proportion of GDP has been relatively stable but increased in 2015 as a result of higher own-source revenues reflecting tax base growth and prior-year adjustments.

Own-source Revenue as a Proportion of GDP

2015	PROVINCE OF NEW BRUNSWICK	17

	Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue
			as a Proportion of GDP
	($ millions)	($ millions)	(%)
2006	3,994.2	25,272	15.8
2007	4,225.4	26,378	16.0
2008	4,469.7	27,869	16.0
2009	4,467.3	28,422	15.7
2010	4,179.7	28,825	14.5
2011	4,612.5	30,082	15.3
2012	4,931.7	31,409	15.7
2013	4,787.4	31,751	15.1
2014	4,900.1	31,900	15.4
2015	5,330.4	32,506	16.4

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the Province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The Province’s proportion of debt service costs to revenue declined steadily over the 2006 to 2008 period, lowering the overall financial burden on the Provincial budget. A decrease in this ratio indicates that debt service costs are a smaller proportion of Provincial revenues overall, allowing the Province more financial resources to provide essential programs and services. Since then, the ratio has been relatively stable.

Cost of Servicing the Public Debt as a Proportion of Total Revenue

18	PROVINCE OF NEW BRUNSWICK	2015

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the	Total Revenue	Cost of Servicing the
	Public Debt		Public Debt as a
			Proportion of Total
			Revenue
	($ millions)	($ millions)	(%)
2006	590.3	6,387.1	9.2
2007	558.0	6,756.3	8.3
2008	575.7	7,190.3	8.0
2009	601.4	7,230.9	8.3
2010	607.2	7,120.5	8.5
2011	641.5	7,542.8	8.5
2012	661.8	7,805.9	8.5
2013	660.3	7,787.9	8.5
2014	661.9	7,778.0	8.5
2015	675.2	8,340.2	8.1

Vulnerability

Vulnerability is the degree to which a government is dependent on sources of funding outside its control or influence or is exposed to risks that could impair its ability to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

●	Fiscal Equalization Program payments;
●	The Canada Health Transfer and the Canada Social Transfer;
●	Conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by federal fiscal policy decisions, the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers, as well as timing and conditions related to conditional grants.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the Province. Generally, if the ratio is increasing, the Province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

Federal government transfers as a proportion of total revenue was around 38.0% from 2006 to 2009, before spiking in 2010. In that year, provincial-source revenues contracted as the effects of the economic slowdown hampered revenues and the NBEFC experienced a significant net loss. At the same time, federal stimulus funding supported federal-source revenue growth. The ratio started to decline in 2014 and further declined to 36.1% in 2015, which is below the 10 year average.

2015	PROVINCE OF NEW BRUNSWICK	19

Federal Government Transfers as a Proportion of Total Revenue

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government	Total Revenue	Federal Government
	Transfers		Transfers as a
			Proportion of Total
			Revenue
	($ millions)	($ millions)	(%)
2006	2,392.9	6,387.1	37.5
2007	2,530.9	6,756.3	37.5
2008	2,720.6	7,190.3	37.8
2009	2,763.6	7,230.9	38.2
2010	2,940.8	7,120.5	41.3
2011	2,930.3	7,542.8	38.8
2012	2,874.2	7,805.9	36.8
2013	3,000.5	7,787.9	38.5
2014	2,877.9	7,778.0	37.0
2015	3,009.8	8,340.2	36.1

20	PROVINCE OF NEW BRUNSWICK	2015

Independent Auditor's Report

To the Legislative Assembly
Province of New Brunswick

Report on the consolidated financial statements

I have audited the accompanying consolidated financial statements of the Province of New Brunswick (the "Province"), which comprise the consolidated statement of financial position as at March 31, 2015, and the consolidated statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

P.O. Box 758
Fredericton, New Brunswick E3B 5B4

2015	PROVINCE OF NEW BRUNSWICK	21

Basis for Qualified Opinion

Accounting for Shared Risk Pension Plans Not in Compliance with Canadian Public Sector Accounting Standards

As of March 31, 2015, four of the Province's pension plans have been converted to a joint trusteeship form of pension plan. The converted plans are the:
●	Public Service Shared Risk Pension Plan (the "PSSRP");
●	New Brunswick Teacher's Pension Plan (the "NBTPP");
●	Shared Risk Pension Plan for CUPE Employees of New Brunswick Hospitals (the "H-CUPE"); and
●	Shared Risk Pension Plan for Certain Bargaining Employees of New Brunswick Hospitals (the "H-CBE").

The Province has accounted for the four plans using defined contribution accounting. Under defined contribution accounting the Province contributes a certain amount in each period for services rendered by the employees and has no responsibilities to make any further contributions. A liability would only be recorded when the amount paid during the period differed from the amount required to be paid.

Accounting for these pension plans using defined contribution accounting constitutes a departure from Canadian public sector accounting standards. As a result, the consolidated financial statements do not reflect the risk inherent in the design of the Shared Risk Pension Plans. Examples of plan features that disqualify the use of defined contribution accounting include:
●	the employer remains exposed to risk of possible contribution increases that cannot be considered limited or minor;
●	the employees' retirement benefits are based on a defined formula; and
●	the employer can benefit from plan surpluses through the reversal of past contribution increases.

In the March 31, 2014 consolidated financial statements of the Province, the PSSRP, including the pre-conversion benefits guarantee provided by the Province, was correctly accounted for using defined benefit accounting. There have been no changes to this plan during this audit year nor has management provided sufficient justification to support a change to defined contribution accounting. Therefore, the defined benefit accounting should have been continued at March 31, 2015.

For the NBTPP, the H-CUPE, and the H-CBE, given the absence of pre-conversion benefits guarantees, as in the PSSRP, these three plans should have used joint defined benefit accounting. These plans contain the same features stated above that disqualify the use of defined contribution accounting. In addition, joint defined benefit accounting should be used for the HCUPE, and the H-CBE because the past contribution liability of $66.9 million established upon conversion of these plans (for a past shortfall in employer contributions) has now been extinguished.

The Province's use of defined contribution accounting impacts:
●	the Education and Training Expense, Health Expense, and Central Government Expense on the consolidated statement of operations; and
●	the Net Pension Liability on the consolidated statement of financial position.

The Province also eliminated the presentation in the notes to the consolidated financial statements of:
●	the accrued benefit obligation at the end of the period as determined by the actuarial valuation;
●	the value of plan assets at the beginning and the end of the period;
●	unamortized actuarial gains and losses and the periods of amortization; and
●
current period benefit cost, the components of the retirement benefits interest expense for the period, the amount of benefits paid during the period, assumptions about long term inflation rates, annual wage and salary increase assumptions and the discount rate.

P.O. Box 758
Fredericton, New Brunswick E3B 5B4

22	PROVINCE OF NEW BRUNSWICK	2015

According to the most recent available information as at March 31, 2015, the plan assets (unaudited) that I expect would be disclosed in the notes for the Province's financial statements for the:
●	PSSRP were $6.9 billion;
●	NBTPP were $5.4 billion;
●	H-CUPE were $0.7 billion; and
●	H-CBE were $1.8 billion.

Other effects on the consolidated financial statements, such as the impact on the accrued benefit obligation, have not been determined as actuarial valuations for accounting purposes as at March 31, 2015 for these plans were not prepared.

The failure to account for these plans as defined benefits plans has resulted in:
●	the restatement of the opening net pension liability, opening net debt and accumulated deficit of $100.6 million;
●
the recognition of a prior year settlement expense of $100.6 million as the plan assets, obligation and unamortized adjustment balance were retroactively removed at the January 1, 2014 plan conversion date; and

●	the reversal of a prior year adjustment which included NB Power's pension assets, obligation and unamortized adjustment balances in the Province's pension information.

Consequently, I am unable to determine the overall impact on the Province's financial statements regarding this departure from Canadian Public Sector Accounting Standards.

Insufficient Audit Evidence for the NBTPP Assets at Conversion Date

The NBTPP converted to a new pension structure on July 1, 2014. The previous structure was accounted for by the Province using defined benefit accounting. The new structure is accounted for by the Province using defined contribution accounting. An audit of the plan assets of $4.9 billion as at July 1, 2014 had not been requested of the pension fund's auditor, therefore, I was unable to obtain sufficient appropriate audit evidence to support the value of the plan assets at conversion and related calculated values as presented in Note 11 to the consolidated financial statements (plan asset actuarial gains, new items in unamortized adjustments, plan settlement of unamortized adjustments, amortization of unamortized adjustments, plan settlement expense and amortization adjustment expense). Consequently, I am unable to determine whether any adjustments to these values and the plan assets at conversion as presented in Note 11 to the consolidated financial statements were necessary.

Qualified Opinion

In my opinion, except for the effects and possible effects of the matters described in the Basis for Qualified Opinion paragraphs, the consolidated financial statements present fairly, in all material respects, the financial position of the Province of New Brunswick as at March 31, 2015, and the results of its operations, its cash flows, changes in its net debt and changes in accumulated deficit for the year then ended in accordance with Canadian public sector accounting standards.

Kim MacPherson, CPA, CA
Auditor General
Fredericton, New Brunswick September 29, 2015

P.O. Box 758
Fredericton, New Brunswick E3B 5B4

2015	PROVINCE OF NEW BRUNSWICK	23

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
as at 31 March

		(millions)
Schedule		2015	2014
	FINANCIAL ASSETS
1	Cash and Short Term Investments	$1,659.6	$1,538.0
2	Receivables and Advances	332.7	367.9
3	Taxes Receivable	1,235.2	1,115.4
4	Inventories for Resale	1.7	3.4
5	Loans	552.8	577.6
6	Equity in Government Business Enterprises (Note 6)	207.7	272.7
	Sinking Fund Equity (Note 9)	4,049.6	3,883.9
6	Other Investments	31.1	16.4
	Total Financial Assets	8,070.4	7,775.3

	LIABILITIES
	Short Term Borrowing (Note 4)	1,218.2	1,371.8
7	Accounts Payable and Accrued Expenses	2,568.1	2,530.8
8	Allowance for Losses	38.8	41.6
	Unrealized Foreign Exchange Gains	19.4	22.7
9	Deferred Revenue	489.3	507.2
10	Deposits Held in Trust	372.3	330.1
11	Obligations under Capital Leases (Note 5)	767.6	716.2
	Net Pension Liability (Note 11)	379.7	100.0
		5,853,4	5,620.4

	Funded Debt (Note 9)	19,246.0	18,532.5
	Borrowing for New Brunswick Power Corporation	(4,607.1)	(4,566.3)
	Funded Debt for Provincial Purposes	14,638.9	13,966.2
	Total Liabilities	20,492.3	19,586.6

	NET DEBT	(12,421.9)	(11,811.3)

	NON-FINANCI,L

	Tangible Capital Assets (Note 7)	8,148.9	8,018.5
12	Inventories of Supplies	49.9	48.0
13	Prepaid and Deferred Charges	261.8	318.7
	Total Non-Financial Assets	8,460.6	8,385.2

	ACCUMULAATED DEFICIT	$(3,961.3)	$(3,426.1)

	Contingent Liabilities - Note 13
	Commitments - Note 14

The accompanying notes are an integral part of these consolidated financial statements.

Paul Martin, FCPA, FCA
Comptroller

24	PROVINCE OF NEW BRUNSWICK	2015

CONSOLIDATED STATEMENT OF OPERATIONS
for the fiscal year ended 31 March

		(millions)
Schedule		2015	2015	2014
		Budget	Actual	Actual

	REVENUE

	Provincial Sources
14	Taxes	$3,865.3	$3,987.5	$3,595.3
15	Licenses and Permits	147.7	149.4	148.7
16	Royalties	94.2	97.5	90.9
17	Income from Government Business Enterprises	210.9	244.7	221.9
18	Other Provincial Revenue	599.0	655.4	638.8
	Sinking Fund Earnings	195.7	195.9	204.5
		5,112.8	5,330.4	4,900.1
	Federal Sources
	Fiscal Equalization Payments	1,666.0	1,666.0	1,562.0
19	Unconditional Grants	951.8	955.8	948.9
20	Conditional Grants	305.6	388.0	367.0
		2,923.4	3,009.8	2,877.9
		8,036.2	8,340.2	7,778.0

	EXPENSE
21	Education and Training	1,790.7	2,083.7	1,836.1
22	Health	2,860.4	2,838.6	2,789.9
23	Social Development	1,113.1	1,115.4	1,076.6
24	Protection Services	244.2	268.7	235.2
25	Economic Development	216.3	239.3	231.4
26	Labour and Employment	120.3	122.6	118.3
27	Resources	198.3	197.3	214.0
28	Transportation and Infrastructure	563.3	649.7	577.9
29	Central Government	635.7	538.3	637.1
	Service of the Public Debt (Note 10)	685.0	675.2	661.9
		8,427.3	8,728.8	8,378.4

	ANNUAL DEFICIT	$(391.1)	$(388.6)	$(600.4)

The accompanying notes are an integral part of these consolidated financial statements.

2015	PROVINCE OF NEW BRUNSWICK	25

CONSOLIDATED STATEMENT OF CASH FLOW
for the fiscal year ended 31 March

	(millions)
	2015	2014
OPERATING ACTIVITIES

Deficit	$(388.6)	$(600.4)
Non Cash Items
Amortization of Premiums, Discounts and Issue Expenses	10.1	8.0
Foreign Exchange Expense	(5.8)	(6.2)
Increase in Provision for Losses	48.5	28.7
Amortization of Tangible Capital Assets	398.7	373.2
Loss on Disposal or Impairment of Tangible Capital Assets	15.1	4.2
Sinking Fund Earnings	(195.9)	(204.5)
Losses on Foreign Exchange Settlements	2.5	3.3
Increase in Net Pension Liability (Note 11)	279.7	249.5
Decrease in Deferred Revenue	(17.9)	(38.3)
Changes in Working Capital
Decrease in Accounts Receivable	13.6	61.1
(Increase) Decrease in Taxes Receivable	(125.9)	15.5
(Increase) Decrease in Inventories	(0.2)	4.3
(Increase) Decrease in Prepaid and Deferred Charges - Other	(7.3)	7.4
Increase (Decrease) in Accounts Payable and Accrued Expenses	37.3	(16.2)
Increase in Deposits Held in Trust	42.2	89.6
Net Cash From (Used in) Operating Activities	106.1	(20.8)

INVESTING ACTIVITIES
Increase (Decrease) in Investments, Loans and Advances	51.8	(104.9)
Other Comprehensive (Loss) Income	(146.6)	76.3
Net Cash Used in Investing Activities	(94.8)	(28.6)

CAPITAL TRANSACTIONS
Acquisition of Capital Assets (Note 7)	(544.2)	(418.3)

FINANCING ACTIVITIES
Proceeds from Issuance of Funded Debt	1,595.8	1,732.2
Purchase of NB Power Debentures	---	(180.0)
Elimination of Debentures held by NB Immigrant Investor Fund	(16.9)	(57.0)
Received from Sinking Fund for Redemption of Debentures and Payment of Exchange	173.1	403.2
Increase (Decrease) in Obligations under Capital Leases	51.4	(78.5)
Sinking Fund Installments	(142.9)	(126.9)
Short Term Borrowing	(153.6)	0.3
Funded Debt Matured	(852.4)	(984.2)
Net Cash from Financing Activities	654.5	709.1

INCREASE IN CASH DURING YEAR	121.6	241.4
CASH AND SHORT TERM INVESTMENTS - BEGINNING OF YEAR	1,538.0	1,296.6
CASH AND SHORT TERM INVESTMENTS - END OF YEAR	$1,659.6	$1,538.0

The accompanying notes are an integral part of these consolidated financial statements.

26	PROVINCE OF NEW BRUNSWICK	2015

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT
for the fiscal year ended 31 March

	(millions)
	2015	2015	2014
	Budget	Actual	Actual

RESTATED NET DEBT - BEGINNING OF YEAR (NOTE 17)	$(11,641.2)	$(11,811.3)	$(11,181.9)

CHANGES IN YEAR

Annual Deficit	(391.1)	(388.6)	(600.4)
Other Comprehensive (Loss) Income	---	(146.6)	76.3
Acquisition of Tangible Capital Assets (Note 7)	(528.7)	(544.2)	(418.3)
Amortization of Tangible Capital Assets (Note 7)	389.1	398.7	373.2
Loss on Disposal or Impairment of Tangible Capital Assets	---	15.1	4.2
Net Change in Supplies Inventories	---	(1.9)	4.3
Net Change in Prepaid Expenses	---	56.9	(68.7)

INCREASE IN NET DEBT	(530.7)	(610.6)	(629.4)

NET DEBT - END OF YEAR	$(12,171.9)	$(12,421.9)	$(11,811.3)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT
for the fiscal year ended 31 March

		(millions)
	2015	2015	2014
	Budget	Actual	Actual

RESTATED ACCUMULATED DEFICIT -
BEGINNING OF YEAR (NOTE 17)	$(3,273.1)	$(3,426.1)	$(2,902.0)

Annual Deficit	(391.1)	(388.6)	(600.4)
Other Comprehensive (Loss) Income	--	(146.6)	76.3

ACCUMULATED DEFICIT - END OF YEAR	$(3,664.2)	$(3,961.3)	$(3,426.1)

The accompanying notes are an integral part of these consolidated financial statements.

2015	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These consolidated financial statements are prepared in accordance with Canadian public sector accounting standards.

b) Provincial Reporting Entity

These consolidated financial statements include the accounts of organizations that are controlled by the Province. A complete listing of the organizations within the Province’s government reporting entity is provided in Schedule 30.

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These consolidated financial statements disclose the equity balances of the trust funds administered by the Province in Note 16.

c) Principles of Consolidation

The accounts of organizations within the Province’s government reporting entity are included in these consolidated financial statements through one of the following accounting methods:

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations. The Province does not adjust the tangible capital asset policies of organizations that are consolidated using this method to those of the Province, as it would not result in a material adjustment. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization.

Modified Equity Method

This method is used for government business enterprises (GBE’s). GBE’s are defined in Note 6 to these consolidated financial statements. The modified equity method reports a GBE’s net assets as an investment on the Province’s Consolidated Statement of Financial Position. The net income of the GBE is reported as income from government business enterprises on the Province’s Consolidated Statement of Operations. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between GBE’s and other government organizations are eliminated. The accounting policies of GBE’s are not adjusted to conform with those of other government organizations.

Transaction Method

This method records only transactions between the Province and the other organizations. The transaction method is used when the appropriate methods would not produce a materially different result.

d) Changes in Accounting Policy

Adoption of Public Sector Accounting Standard PS 3260, Liabilities for Contaminated Sites

Effective 1 April 2014, the Province adopted PS 3260, Liabilities for Contaminated Sites. As defined in the standard, contaminated sites are a result of contamination being introduced into air, soil, water or sediment of a chemical, organic, or radioactive material, or live organism that exceeds an environmental standard. As a result of this change, the Province now records a liability related to the remediation of such contaminated sites subject to certain recognition criteria as required by the standard. Note 17 discloses the impact of the adoption of the standard on prior periods.

28	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Public Service Shared Risk Pension Plan

Effective April 1, 2014, the Province retroactively changed its accounting policy for the Public Sector Shared Risk Pension Plan. The Province previously accounted for this plan as a defined benefit plan, and has now assessed that an accounting treatment similar to a defined contribution plan most closely suits the economic substance of the Plan. Further detail can be found in Note 11 (c). As a result of this change in policy, the Province will record annual pension expense for the Plan equal to the Province’s contribution for the fiscal year and will only record an asset or liability for the difference between the required and actual contribution made during that year. Note 17 discloses the impact of the change in accounting policy on prior periods.

e) Future Changes in Accounting Policy

New Standards

The Public Sector Accounting Board issued sections PS 2200 - Related Party Disclosures, PS 3210 – Assets, PS 3320 - Contingent Assets and PS 3380 - Contractual Rights with effective dates of April 1, 2017. The Board also issued section PS 3430 - Restructuring Transactions with an effective date of April 1, 2018.

The Province plans to adopt these new and amended standards on the effective date and is currently analyzing the impact of the standards on its consolidated financial statements.

PS 3450 - Financial Instruments and PS 2601 - Foreign Currency Translation

The Public Sector Accounting Board issued section PS 3450 - Financial Instruments with an effective date of April 1, 2019. Under this new standard, financial instruments will be assigned a measurement category of either fair value, cost or amortized cost. Until a financial instrument is derecognized, any gains or losses that arise due to fair value remeasurement will be reported on the Statement of Remeasurement Gains and Losses. Adoption of this standard requires the adoption of PS 2601 - Foreign Currency Translation, PS 1201 - Financial Statement Presentation and PS 3041 - Portfolio Investments in the same fiscal year.

f) Specific Accounting Policies

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non-financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid and deferred charges and inventories of supplies.

Financial Assets

Cash and Short Term Investments

Cash and short term investments are recorded at cost, which approximates market value. Short term investments include highly liquid investments that are readily convertible to known amounts of cash, with maturity dates of six months or less. Cash and short term investments include $784.3 million ($857.9 million 2014) in short term investments issued by the New Brunswick Power Corporation.

Inventories for Resale

Inventories for resale are recorded at the lower of cost or net realizable value. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure.

2015	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Loans

Loans are initially recorded at cost, and reported at the lower of cost and net recoverable value through a valuation allowance. Changes in the valuation allowance are recognized in expense. Interest revenue is recognized on a loan when earned, and ceases to be accrued when the collectability of either the principal or interest is not reasonably assured.

Loans issued under the Economic Development Act, Agricultural Development Act, and Fisheries and Aquaculture Development Act facilitate the establishment, development, or maintenance of industry in a variety of areas. As such, the nature and terms of the loans under these Acts vary. Energy Efficiency Upgrade Loans issued to clients are repayable over a maximum six year term, and are interest free. Loans to students are interest free while the student is in full-time studies and becomes repayable with interest six months after the student leaves post-secondary studies. The maximum repayment term is fifteen years. Loans issued under the New Brunswick Housing Act may offer concessionary interest rates, and are repayable over a period not to exceed twenty-five years.

Other Investments

Investments are recorded at cost. Where there has been a loss in the value of an investment that is other than a temporary decline, the investment is written down to recognize this loss.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 12 of the Provincial Loans Act (“Act”). This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses. Short -term deposits are reported at cost. The Province’s sinking fund may be invested in eligible securities as defined in the Act.

New Brunswick Power Corporation (NB Power) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of the New Brunswick Power Corporation.

The following table shows the components of the Sinking Fund:

	Consolidated	(millions)
	Fund	NB Power	Total

Fund Equity, beginning of year	$3,883.9	$404.0	$4,287.9
Sinking Fund Earnings	195.9	58.5	254.4
Installments	142.9	45.7	188.6
Paid for Debt Retirement	(173.1)	(36.9)	(210.0)

Fund Equity, end of year	$4,049.6	471.3	$4,520.9

30	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Liabilities

Allowances

Allowances have been established for loans and accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the consolidated financial statements.

Obligations resulting from guaranteed loans are recorded as liabilities when management determines that a loss is probable with changes in this allowance recorded annually.

Each outstanding loan guarantee under the Economic Development Act is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when management determines that a loss is probable. A loss is considered probable when one or more of the following factors is present:

●	a decline in the financial position of the borrower;
●	economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;
●	collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and the Fisheries and Aquaculture Development Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Amounts due to the Province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either the Board of Management or Secretary to the Board of Management depending on the dollar value involved.

Retirement benefits

Retirement benefits include various retirement benefit plans and other employee future benefit plans where the province has an obligation to provide benefits to employees. Liabilities for these plans are calculated using the projected benefit method prorated on service, using various assumptions based on management’s best estimate. Pension fund assets are valued at marked-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment. The plans accounted for using this method are the Provincial Court Act and Provincial Court Judges’ Pension Act, Members’ Superannuation Act and Members’ Pension Act, Pension Plan for Management Employees of New Brunswick School Districts, Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts, Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts, Supplementary Retirement Plan, and the Retirement Allowance program.

The Province also contributes to other retirement benefit plans. For these plans, the board of trustees of the respective plan has the obligation to provide benefits to its members. As such, no liability is recorded by the Province. The cost recorded by the Province for these plans equals the amount of the Province’s required contribution for the period. The plans accounted for using this method are the Public Service Shared Risk Plan, Teachers’ Pension Plan, Shared Risk Plan for CUPE Employees of New Brunswick Hospitals, Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals, and Pension Plan for Part-time and Seasonal Employees.

Sick Leave

The cost of accumulating, non-vesting sick leave benefits are determined by an actuarial valuation, using management’s best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates.

2015	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Injured Worker Liability

The Province provides workers’ compensation benefits on a self-insured basis. WorkSafe New Brunswick administers the claims on the Province’s behalf and charges a fee for this service. The liability for workers’ compensation of $135.0 million as at 31 December 2014 ($131.4 million at 31 December 2013) is determined by an actuary and is included in the Employee Benefits Liability in Schedule 7. Management estimates the amount of the liability as at 31 March is not materially different. Annual claim payments are expensed by each department and are included in the functional expense area related to the program in which the employee worked. The net change in the liability excluding the actual claims costs is an increase of $3.6 million in the 2015 fiscal year ($0.5 million decrease in 2014) and is expensed in General Government.

Borrowing on Behalf of New Brunswick Power Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of the New Brunswick Power Corporation in exchange for debentures with like terms and conditions. This financing arrangement was used to obtain more favourable debt servicing costs.

The New Brunswick Power Corporation debentures received by the Province are reported in the Statement of Financial Position of these consolidated financial statements as a reduction of Funded Debt. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

Non-Financial Assets

Tangible Capital Assets

Tangible capital assets are assets of the Province which have useful lives greater than one year. Certain dollar thresholds for capitalization have been established for practical purposes.

Tangible capital asset policies of government entities which are consolidated in these consolidated financial statements are not adjusted to conform to Provincial policies. The types of items which could differ include amortization rates, estimates of useful lives and dollar thresholds for capitalization.

Capital Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

Inventories of Supplies

Inventories of supplies for use are recorded at the lower of cost or net realizable value. Inventories of supplies are reported as a non-financial asset.

Revenues

Tax Revenue

Official estimates received from the federal government are used as the basis for determining federal tax revenue. Federal tax revenue amounts for the current year reflect prior year adjustments based on returns or more recent economic data.

32	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Provincial real property tax is recognized based on the calculation of applying the relevant provincial and local service district tax rates to the assessed property value. Adjustments are made to current year revenue for future assessments and allowance for doubtful accounts.

Other provincial tax revenue is recognized based on the self-assessed returns of tax payers and tax collectors (e.g. retailers and wholesalers). This revenue is subsequently adjusted for future tax assessments and allowance for doubtful accounts. Other provincial tax revenue is also recognized from direct payments made by tax payers in completing certain types of transactions.

Grant Revenue

Government transfers are recognized as revenue in the period during which the transfer is authorized and all eligibility criteria have been met, except when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability. Transfers meeting the definition of a liability are recorded as deferred revenue and are recognized as revenue when transfer stipulations are met. Transfer amounts related to capital projects that have not been finalized at year end have been recorded as deferred capital contributions in Schedule 9. Major transfers recognized during the period include fiscal equalization payments and other transfers disclosed in Schedule 19.

Expenses

Grant Expense

Grants, entitlements and other government transfers are recognized as expense in the period during which the event giving rise to the transfer has occurred, provided that the transfer has been authorized and all eligibility criteria have been met by the recipient.

Debt Charges

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt except as described below:

As government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

Interest costs imputed on the Province’s Net Pension Liability are recorded as part of pension expense, which is included in various expense functions.

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest on CMHC debentures is recorded as part of the Social Development expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 10 to these consolidated financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Operating Leases

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

2015	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015
Concessionary Loans

There are two situations where the Province charges loan disbursements entirely as expenses. These are:

●	Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

●	Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

In both these situations, the loan is charged to expense when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province’s borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

g) Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year-end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Exchange gains and losses are included in the Consolidated Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund.

As at March 31, 2015, the full amount of the Province’s outstanding foreign denominated debt (1,400 million US$ and 300 million Swiss Francs) has been hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars. As the entire foreign denominated debt portfolio has been hedged, the Province has no foreign currency exposure.

h) Measurement Uncertainty

Measurement uncertainty exists when there is uncertainty in the determination of the amount at which an item is recorded in the financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount. Many items are measured using management’s best estimate, based on assumptions that reflect the most probable set of economic conditions and planned courses of action at the time of financial statement preparation. Estimates are updated to reflect new information as it becomes available. Actual results could differ from these estimates.

Significant estimates used in these consolidated financial statements include:

-
Uncertainty relating to the determination of federal and provincial source tax revenues arising due to possible revisions of tax revenue amounts as a result of reassessments of prior tax periods or the timing of instalment payments.

34	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

-
Uncertainty in the estimation of the amount of Canada Health Transfers and Canada Social Transfers arising from variances between the estimated and actual national and provincial tax points, or the provincial share of national population figures.

-
Uncertainty related to the determination of the obligation or expense for pensions and other employee future benefits arising because actual results may differ from the Province’s assumptions used to estimate the amount of benefits that employees will receive and the investment return on plan assets.

-
Uncertainty relating to the allocation of payments for public private partnership road contracts arising because amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed, which may not reflect when the work is actually completed by the contractors. This may impact the timing of amortization expense and the classification of payments as a prepaid expense, accrued expenditure, or tangible capital asset.

-
Uncertainty relating to the determination of the amount of accruals for the remediation of contaminated sites, future payments related to contingent liabilities, valuation allowances for loans, investments and accounts receivable, and the estimated useful lives of tangible capital assets arising because these amounts are based on probable outcomes and the use of estimates.

NOTE 2 BUDGET

The budget figures included in these consolidated financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program and elimination of some inter-account transactions.

The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2015 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

NOTE 3 SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2015, the accumulated surplus in all Special Purpose Accounts totaled $120.7 million ($122.2 million 2014). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034. The accumulated surplus in CMHC funding at March 31, 2015 was $32.9 million ($39.6 million 2014).

2015	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Environmental Trust Fund

The Environmental Trust Fund provides financial assistance for eligible projects that are within the following categories: protection, restoration, sustainable development, conservation, education and beautification. Actual costs are reimbursed by the Environmental Trust Fund for eligible activities. The accumulated surplus as at March 31, 2015 was $22.4 million ($17.7 million 2014).

School District Self-Sustaining Accounts

Self-Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students. The accumulated surplus in school district self-sustaining accounts at March 31, 2015 was $30.7 million ($30.0 million 2014).

The following table summarizes the change in the accumulated Special Purpose Account surplus:

36	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	2014		(millions) 2015
	Accumulated Surplus	Revenue	Expense	Accumulated Surplus

Active Community School Sport Project	$0.1	$0.3	$0.4	$	---
Archives Trust Account	0.1	---	---		0.1
Arts Development Trust Fund	---	0.7	0.7		---
Child Centered Family Justice Fund	---	0.4	0.4		---
CMHC	39.6	7.9	14.6		32.9
Environmental Trust Fund	17.7	9.3	4.6		22.4
Fish Stocking Fund	1.0	0.3	0.3		1.0
Fred Magee Account	0.4	---	---		0.4
Grand Lake Meadows	0.1	---	---		0.1
Historic Places	0.1	---	---		0.1
Health Services Liability Protection Plan	0.1	2.4	2.4		0.1
International Projects	---	0.5	0.5		---
Johann Wordel Account	0.1	---	---		0.1
Land Management Account	8.7	3.0	1.4		10.3
Library Account	0.6	0.4	0.7		0.3
Medical Research Assistance Account	1.8	---	0.4		1.4
Municipal Police Assistance	3.3	1.3	1.2		3.4
National Safety Code Agreement	---	0.2	0.2		---
NB 911 Service Fund	10.3	5.2	7.2		8.3
NB Community College Scholarship Account	1.1	0.1	---		1.2
Provincial Parks	0.3	0.1	0.1		0.3
Provincial Proceeds of Crime	0.4	---	---		0.4
Public/Private Partnership Projects	0.2	---	---		0.2
Renovation of Old Government House	0.2	---	---		0.2
School District Scholarship and Trusts	---	0.2	0.2		---
School District Self-Sustaining Accounts	30.0	37.6	36.9		30.7
Sport Development Trust Fund	---	0.5	0.5		---
Strait Crossing Finance Inc.	---	0.1	0.1		---
Suspended Driver - Alcohol Re-Education	0.2	0.3	0.3		0.2
Trail Management Trust Fund	1.4	1.4	1.5		1.3
Training Recoverable Projects	2.6	2.4	1.8		3.2
Victim Services Account	0.6	2.7	2.5		0.8
Wildlife Trust Fund	1.2	1.3	1.2		1.3
	$122.2	$78.6	$80.1		$120.7

2015	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 4 SHORT TERM BORROWING

Short term borrowing is recorded at cost, which approximates market value. Short term borrowing consists of treasury bills with interest rates ranging from 0.61% - 1.07%, maturing between 9 April and 4 December 2015.

NOTE 5 OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,298.9 million ($1,209.5 million 2014). That amount includes $767.6 million ($716.2 million 2014) in principal and $531.3 million ($493.3 million 2014) in interest.

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)
2015-2016	$92.2
2016-2017	$91.7
2017-2018	$90.5
2018-2019	$90.3
2019-2020	$90.1

NOTE 6 GOVERNMENT BUSINESS ENTERPRISES

A Government Business Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Business Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as listed in Schedule 30 to these consolidated financial statements.

New Brunswick Liquor Corporation (Liquor)	29-03-15
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-14
New Brunswick Power Corporation (Power)	31-03-15

38	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following table presents condensed financial information of these Government Business Enterprises.

	(millions)
			Municipal
Assets	Liquor		Finance		Power		Total

Cash and Equivalents		$2.5		$1.0		$3.0		$6.5
Receivables		3.4		3.0		270.0		276.4
Prepaids		0.5		---		9.0		9.5
Inventories		26.2		---		184.0		210.2
Current portion of Derivative Assets		---		---		67.0		67.0
Current portion of Regulatory Assets		---		---		20.0		20.0
Fixed Assets		8.1		---		4,011.0		4,019.1
Long Term Assets		---		---		1,740.0		1,740.0
Long Term Notes Receivable		---		879.3		16.0		895.3
Sinking Fund Receivable		---		---		471.0		471.0
Intangible Assets		2.1		---		20.0		22.1
Total Assets		$42.8		883.3		6,811.0		7,737.1

Liabilities
Payables		---		$3.0		$303.0		$306.0
Currrent Liabilities		14.3		---		1,437.0		1,451.3
Deferred Liabilities		---		---		721.0		721.0
Other Long Term Liabilities		3.2		---		---		3.2
Long Term Debt		---		879.3		4,025.0		4,904.3
Total Liabilities		17.5		882.3		6,486.0		7,385.8

Equity
Retained Earnings		25.3		1.0		325.0		351.3
Accumulated Other
Comprehensive Income		---		---		---		---
Total Equity		25.3		1.0		325.0		351.3
Total Liabilities and Equity		$42.8		$883.3		$6,811.0		$7,737.1

Net Income
Revenue		396.4		$35.7		$1,791.0		$2,223.1
Expenses		(230.3)		(1.7)		(1,579.0)		(1,811.0)
Interest and Related Expense		---		(34.1)		(139.0)		(173.1)
Net Income		$166.1		$(0.1)		$73.0		$239.0

Accumulated Other Comprehensive Income
Accumulated Other Comprehensive
Income, Beginning of Year	$	---	$	---		$147.0		$147.0
Other Comprehensive
Income, For the Year		---		---		(147.0)		(147.0)
Accumulated Other Comprehensive
Income, End of Year	$	---	$	---	$	---	$	---

2015	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The financial information of Government Business Enterprises is prepared according to the accounting standards applicable to each reporting entity, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other organizations under the Provincial Reporting Entity.

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

Subsequent to the New Brunswick Liquor Corporation’s March 29, 2015 year end, payments were made to the Province in the amount of $3.8 million. This has been reflected in the consolidated financial statements of the Province.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. The Province is guarantor of all debt issued by the Corporation. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Power Corporation

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act. In 2004, the New Brunswick Power Corporation continued as the New Brunswick Power Holding Corporation with new subsidiary operating companies (collectively the NB Power Group of Companies). On October 1, 2013, by enactment of the New Brunswick Electricity Act, the New Brunswick Power Group of Companies became a single, integrated Crown Corporation. The Corporation’s financial statements were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with the preceding year.

Prior to the above noted amalgamation on October 1, 2013, the financial results of the New Brunswick Power Group of Companies were recorded in the New Brunswick Electric Finance Corporation (NBEFC) using the modified equity method, with any unrealized intercompany gains or losses being eliminated upon consolidation. NBEFC’s financial results were then consolidated with those of the Province, also using the modified equity method.

Over the period 2009 – 2013, NBEFC’s net income was reduced by $153.1 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting practice used by the New Brunswick Power Group of Companies. Due to the subsequent amalgamation of the New Brunswick Power Group of Companies and NBEFC, the Province is recognizing the total amount of $153.1 million in net income over the 27 year estimated useful life of Point Lepreau. For the fiscal year ended March 31, 2015, $5.7 million was amortized into the Province’s income. On the consolidated statement of financial position, the Province’s investment in the New Brunswick Power Corporation has been reduced by the remaining amount of the regulatory deferral ($139.8 million).

The amount of $4,025.0 million shown as long- term debt of the New Brunswick Power Corporation has been borrowed by the Province and is shown on the consolidated statement of financial position as a reduction of funded debt.

40	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The New Brunswick Power Corporation’s long-term debt principal repayment schedule is as follows:

Year Ending	(millions) Principal Repayment

March 31, 2017	$400.0
March 31, 2018	420.0
March 31, 2019	230.0
March 31, 2020	450.0
March 31, 2021 and thereafter	2,525.0
Total Long-term portion	$4,025.0

NOTE 7 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Land used as a site for a historical collection has been valued at $1. Intangibles and items inherited by right of the Crown, such as Crown lands, forests and mineral resources, are not recognized in the consolidated financial statements because the costs, benefits and economic value of such items cannot be reasonably and verifiably quantified. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances include, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads and highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various asset classes as of 31 March 2015 are costs for assets under construction, which are not amortized. These costs are: buildings and land improvements ($53.2 million); bridges, roads and highways ($96.0 million); ferries ($2.8 million), water management systems ($6.6 million), and computer software ($19.4 million). Also included in the closing costs are capital lease amounts as follows: buildings and land improvements – cost $126.9 million, accumulated amortization of $24.3 million and roads, bridges and highways – cost $843.0 million, accumulated amortization $227.6 million. Donated equipment totaling $0.2 million was acquired during the year and has been included in the closing cost of machinery and equipment as of 31 March 2015.

2015	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

(millions)
	2015									2014
					Vehicles
		Buildings			and	Roads,	Dams and	Computer
		and	Machinery		Mobile	Bridges	Water	Hardware
		Land	and		Heavy	and	Management	and
	Land	Improvements	Equipment	Ferries	Equipment	Highways	Systems	Software	Total	Total

Estimated Useful Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50	5

Cost
Opening Costs	$353.9	$3,662.2	$693.3	$114.8	$239.1	$8,198.8	35.4	$153.7	$13,451.2	$13,065.3
Additions	2.4	287.7	35.1	1.7	12.3	182.0	1.8	21.2	544.2	418.3
Disposals	(0.1)	(26.3)	(64.8)	---	(12.1)	---	---	(0.6)	(103.9)	(30.3)
Impairments	---	---	---	---	---	---	---	---	---	(2.1)
Closing Costs	356.2	3,923.6	663.6	116.5	239.3	8,380.8	37.2	174.3	13,891.5	13,451.2

Accumulated Amortization
Opening
Accumulated
Amortization	---	1,674.0	538.4	14.1	150.5	2,983.5	4.6	67.6	5,432.7	5,087.7
Amortization	---	101.9	33.9	2.8	16.6	225.9	0.9	16.7	398.7	373.2
Disposals	---	(0.1)	(73.8)	---	(11.7)	---	---	(0.2)	(85.8)	(28.9)
Adjustments	---	0.7	(3.7)	---	---	---	---	---	(3.0)	0.7
Closing Amortization	---	1,776.5	494.8	16.9	155.4	3,209.4	5.5	84.1	5,742.6	5,432.7

Net Book Value	$356.2	$2,147.1	$168.8	$99.6	$83.9	$5,171.4	$31.7	$90.2	$8,148.9	$8,018.5

42	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 8 BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

	(millions)
		Authority
		Granted	Borrowing
	Balance	During	During the	Balance
	2014	the Year	Year	2015

Loan Act 2012	$42.6	$ ---	$17.0	$25.6
Loan Act 2013	572.3	---	572.3	---
Loan Act 2014	---	800.0	275.9	524.1

	$614.9	$800.0	$865.2	$549.7

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $2,200.0 million. At 31 March 2015, the short term borrowing of the Province was $1,218.2 million ($1,371.8 million 2014).

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. The Province guarantees the debt of the corporation. As at 31 December 2014, long term debt owed by the corporation was $879.3 million ($863.6 million 2013).

2015	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015
NOTE 9 FUNDED DEBT

The following is a maturity schedule for the total amount of the Province’s Funded Debt.

		(millions)
							Funded
	Interest			Total			Debt for
Fiscal Year of	Rate (%)	Currency		Funded			Provincial
Maturity	Range	Amount		Debt	NB Power		Purposes

2015-2016	2.9	CHF	$300.0	$321.4	$	---	$321.4
	0.0-8.8	CAD	$727.0	727.0		(400.0)	327.0
	Floating	CAD	$180.0	180.0		(180.0)	---
				1,228.4		(580.0)	648.4

2016-2017	5.2	USD	$500.0	584.8		---	584.8
	0.0-4.7	CAD	$643.8	643.8		(400.0)	243.8
				1,228.6		(400.0)	828.6
2017-2018	0.0-6.8	CDN	$1,549.8	1,549.8		(420.0)	1,129.8

2018-2019	2.8	USD	$750.0	734.0		(130.0)	604.0
	0.0-2.2	CDN	$156.9	156.9		(100.0)	56.9
				890.9		(230.0)	660.9

2019-2020	0.0-6.8	CDN	$963.9	963.9		(450.0)	513.9
	Floating	CDN	$350.0	350.0		---	350.0
				1,313.9		(450.0)	863.9

2020-2021	8.8-9.8	USD	$400.0	463.8		(317.1)	146.7
& After	1.6-6.8	CDN	$12,717.4	12,717.4		(2,210.0)	10,507.4
				13,181.2		(2,527.1)	10,654.1

Total Funded Debt				19,392.8		(4,607.1)	14,785.7

Add: CMHC Debentures (Interest rate: 6.9% -
11.0%; Maturity date: 2020 - 2029)				27.7		---	27.7

Less: Debt Issued to the New Brunswick
Immigrant Investor Fund (2009) Ltd.				174.5		---	174.5

Funded Debt Before Sinking Fund				19,246.0		(4,607.1)	14,638.9

Less: Sinking Fund Equity				4,520.9		(471.3)	4,049.6

Funded Debt Outstanding				$14,725.1		$(4,135.8)	$10,589.3

44	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2015, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $4,049.6 million ($3,883.9 million 2014). Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2015 was $1,800.3 million ($1,839.5 million 2014).

Because government business enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 6 to these consolidated financial statements discloses the long term debt obligations of government business enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.

	(millions)
	Amount		Amount Payable		Canadian
Fiscal Year	Payable in		Per Financial		Dollar
of Maturity	Original		Swap		Equivalent

2015-2016	CHF	300.0	CAN	$321.4	$321.4
2016-2017	USD	$500.0	CAN	$584.8	584.8
2018-2019	USD	$750.0	CAN	$734.0	734.0
2020-2021	USD	$50.0	CAN	$48.9	48.9
2022-2023	USD	$100.0	CAN	$97.8	97.8

					$1,786.9

The swap agreements are interest rate and currency swap agreements.

The CMHC Debenture principal repayment schedule is as follows:

(millions)
Principal
Fiscal Year	Repayment
2015-2016	$2.2
2016-2017	$2.4
2017-2018	$2.6
2018-2019	$2.8
2019-2020 and thereafter	$17.7

2015	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

	(millions)
	Total		Installments on
	Installments	NB	Provincial
Fiscal Year	on Debt	Power	Purpose Debt

2015-2016	$192.3	$(44.2)	$148.1
2016-2017	$185.0	$(40.2)	$144.8
2017-2018	$177.7	$(36.2)	$141.5
2018-2019	$152.5	$(30.7)	$121.8
2019-2020	$151.3	$(29.7)	$121.6

NOTE 10 DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $506.5 million ($528.0 million 2014), which consists of:

	(millions)
	2015	2014

Interest	$828.1	$813.3
Interest on Fredericton – Moncton Highway Capital Lease	43.1	45.1
Interest on Other Capital Leases	5.5	12.1
Foreign Exchange Expense	(5.8)	(6.2)
Amortization of Discounts and Premiums	10.1	8.0
Other Expenses	0.8	0.8
	881.8	873.1
Interest Recovery for Debt Incurred for the
New Brunswick Power Corporation	(206.6)	(211.2)
Service of the Public Debt	675.2	661.9
Sinking Fund Earnings	(195.9)	(204.5)
	479.3	457.4
Pension Interest	18.5	61.9
Interest on Debt to Finance Student Loan Portfolio	6.1	6.0
Interest on CMHC Debentures	2.6	2.7
	$506.5	$528.0

46	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 11 RETIREMENT BENEFITS

1) Pension Plans

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive pension benefits. The Pension plans under which these benefits are received are as follows:

Date of Latest
Actuarial Valuation
for Accounting
Plan Name	Purposes

Public Service Shared Risk Plan (PSSRP)	Not required
Teachers’ Pension Plan (TPP)*	Not required
Provincial Court Act and Provincial Court Judges’ Pension Act
(Judge)	01 April 2013

Members’ Superannuation Act and Members’ Pension Act
(Member)	31 March 2015
Shared Risk Plan for CUPE Employees of New Brunswick
Hospitals (H - CUPE)	Not required
Pension Plan for Management Employees of New Brunswick
School Districts (Sch-Mgt)	31 December 2014
Pension Plan for General Labour, Trades and Services Employees
of New Brunswick School Districts (GLTS)	31 December 2014
Pension Plan for Full-Time CUPE 2745 Employees of New
Brunswick School Districts (CUPE 2745)	31 December 2014

Ombudsman Act (Ombud)	Not required
Shared Risk Plan for Certain Bargaining Employees of
New Brunswick Hospitals (H – CBE)	Not required
Pension Plan for Part-time and Seasonal Employees (Part-time)	Not required
Supplementary Retirement Plan (SERP)**	01 April 2013 to
01 January 2014

Pension trust funds distinct from the Consolidated Fund exist for each of these pension plans, except the

Members’ Superannuation Act, Members’ Pension Act, the Ombudsman Act and the Supplementary Retirement Plan (portion of benefit paid from Retirement Compensation Arrangement).

*
Effective July 1, 2014, the Teachers’ Pension Act (New Brunswick) was repealed by the Teachers’ Pension Plan Act (New Brunswick) which provides that the pension plan under the Teachers’ Pension Act (New Brunswick) be converted in accordance with the Teachers’ Pension Plan Act (New Brunswick). Effective July 1, 2014, the Teachers’ Pension Plan (New Brunswick) converts and replaces the pension plan under the Teachers’ Pension Act (New Brunswick). An actuarial valuation for accounting purposes was prepared at June 30, 2014.

**	Effective January 1, 2014, the Supplementary Retirement Plan (SERP) replaced and includes the benefits provided under the Supplementary Employee Retirement Programs.

2015	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following is a summary of the contribution levels and basic member benefits for each pension plan. Complete plan descriptions are contained in the specific plan documentation.

Contributions
	Employee			Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced	Basic	Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Benefit	Indexing

PSSRP	7.5%	10.7%	12.5% of	Age 65 with	Age 55 with	Service from	Conditional
			earnings	earlier of 5	earlier of 5	Jan. 1, 2014	indexing
				years	years	(for each	provisions
				continuous	continuous	calendar year	apply (no
				employment or	employment or	or portion	maximum).
				2 years of	2 years of	thereof):
				pensionable	pensionable	2.0% of the
				service or 2	service or 2	portion of the
				years of plan	years of plan	member’s
				membership in	membership in	annualized
				PSSRP,	PSSRP,	earnings for
				including any	including any	the calendar
				predecessor	predecessor	year.
				plan*.	plan*.	Integrated with
CPP.

TPP	As at	As at	As at June	As at June 30,	As at June 30,	Service before	Conditional
	June 30,	June 30,	30, 2014,	2014: Sum of	2014: Sum of	July 1st, 2014	indexing
	2014,	2014	Equal to	age and years	age and	2.0% of the best	provisions
	7.3%	9.0%	Employee	of service total	service total	5-year salary	apply (up to
			contributions,	87; or 35 years’	80 or age 55	average up to	4.75%)
			plus special	service; or age	with 2 years’	June 30, 2014
			payments as	65 with 5 years’	service.**	multiplied by
			determined	service; or age		pensionable
			by an	60 with 20		service up to
			actuary.	years’ service.**		June 30, 2014
Integrated with
CPP.

	Effective	Effective	Effective July	Sum of age and	Sum of age	For each year
	July 1,	July 1,	1, 2014	years of service	and service	(or part year) of
	2014	2014	11.5% of	total 91; or 35	total 84 or age	pensionable
	8.5%	10.2%	earnings up	years’ service;	55 with 2	service on and
			to YMPE,	or age 65 with 2	years’ service.	after July 1,
			and 13.2% of	years’ service;		2014: 2.0% of
			earnings in	or age 62 with		annualized
			excess of	20 years’		salary for the
			YMPE.	service.		year multiplied
by % of full-time
equivalent
(FTE) worked
Integrated with
CPP.

Sch –Mgt	This plan is being		N/A	Age 60 with 5	At age 55 with	2.0% of salary	Up to
	curtailed. There are no			continuous	5 continuous	times years’	3.0%
	current contributors to			years’ service.	years’ service.	service.
	the plan.					Integrated with
CPP.

48	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	Contributions
	Employee			Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced		Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Basic Benefit	Indexing

CUPE 2745	5.0%	6.5%	142.4% of	Age 60 with 5	Age 55 with 5	1.3% of salary	Up to
			employee	years continuous	years	times years’	2.0%
			contributions	employment.	continuous	service.
			plus special		employment.
			payments
			determined
			by an
			actuary.

GLTS	5.5%	7.0%	150.2% of	Age 60 with 5	Age 55 with 5	1.4% to 2.0%	Up to
			employee	years continuous	years	of salary times	2.0%
			contributions,	employment.	continuous	years’ service.
			plus special		employment.
			payments as
			determined
			by an
			actuary.
Judge
a)Provincial	8.0%	8.0%	Determined	Age 60 with 25	N/A	60% of salary	Up to
Court Act			by an actuary	years’ service or		Integrated with	6.0%
			plus special	at age 65 with 10		CPP.
			payments	years’ service.
			determined
			by an
			actuary.
Judge
b)Provincial	8.0%	8.0%	Determined	Age 60 with 2	2 years’	2.75% to 3.0%	Up to
Court			by an actuary	years’ service.	service.	per year of	5.0%
Judges’			plus special			service up to
Pension Act			payments			65% of salary.
			determined			Not integrated
			by an			with CPP.
			actuary.

2015	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Contributions
	Employee		Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced	Basic	Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Benefit	Indexing

H - CUPE	9.0%	9.0%	10.1%	Age 65 with	Age 55 with	Service from	Conditional
				earlier of 5 years	earlier of 5	July 1, 2012,	indexing
				continuous	years	the sum of (a)	provisions
				employment or 2	continuous	and (b) below	apply (no
				years	employment	for each	maximum).
				pensionable	or 2 years	calendar year
				service, or 2	pensionable	or portion
				years plan	service, or 2	thereof:
				membership in H	years plan
				– CUPE,	membership	a) 1.4% of the
				including any	in H – CUPE,	member’s
				predecessor	including any	annualized
				plan***.	predecessor	earnings for
					plan***.	the calendar
year; and

b) 2.0% of the
portion of the
member’s
annualized
earnings for
the calendar
year that are in
excess of the
YMPE for the
calendar year.

Bridge benefit
of $18 per
month of plan
membership
(or portion
thereof)
payable until
age 65.

50	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Contributions
	Employee			Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced	Basic	Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Benefit	Indexing

H – CBE	7.8%	7.8%	7.8%	Age 65 with	Age 55 with	Service from	Conditional
				earlier of 5 years	earlier of 5	July 1, 2012,	indexing
				continuous	years	the sum of (a)	provisions
				employment or 2	continuous	and (b) below	apply (no
				years	employment or	for each	maximum).
				pensionable	2 years	calendar year
				service, or 2	pensionable	or portion
				years plan	service, or 2	thereof:
				membership in H	years plan
				– CBE, including	membership in	a) 1.4% of the
				any predecessor	H – CBE,	member’s
				plan****.	including any	annualized
					predecessor	earnings for
					plan****.	the calendar
year, up to the
YMPE for the
calendar year;
and

b) 2.0% of the
portion of the
member’s
annualized
earnings for
the calendar
year that are in
excess of the
YMPE for the
calendar year.

Bridge benefit
of $27 per
month of plan
membership
(or portion
thereof)
payable until
age 65.

Part-Time	2.0%,	N/A	Equal to	Normal	N/A	Defined	N/A
	3.25% or		employee	retirement age		contribution
	4.5%		contributions.	65.		plan.

Ombud	This plan has no active members and exists solely to pay benefits to past Ombudsmen or their beneficiaries. The current and future Ombudsmen are members of either the Judges’ or PSSRP Plan.

SERP
This plan provides benefits on salary that is in excess of the maximum salary covered under the PSSRP, as well as enhanced provisions for Deputy Ministers and Ministers and various early retirement initiatives. During the year, a Retirement Compensation Arrangement was established in order to receive contributions and pay benefits.

2015	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

*	Predecessor Plan includes the Public Service Superannuation Act (PSSA) pension plan and the Part-Time and Seasonal Pension plan.

**	Predecessor Plan includes the Teachers’ Pension Act (TPA) pension plan.

***	Predecessor Plan includes the Pension Plan for CUPE Employees of New Brunswick Hospitals, the Part-Time Pension Plan and the Pension Plan for Employees of New Brunswick Hospitals.

****	Predecessor Plan includes the Pension Plan for Certain Bargaining Employees of New Brunswick Hospitals, the Part-Time Pension Plan and the Pension Plan for Employees of New Brunswick Hospitals.

Member
There are no current contributors to the Members’ Superannuation Plan or the Members’ Pension Plan. Effective September 21, 2014, all active MLAs ceased participation in the Members’ Pension Plan (Ministers’ portion participation ceased October 6, 2014).  Effective September 23, 2014 all elected/re-elected MLAs of the September 22, 2014 Provincial Election commenced participation in the PSSRP.  Contribution rates and benefits  earned while participating in the Members’ Superannuation and Members’ Pension Plan are as follows:

	a)	Members’ Superannuation Plan

Applies to Members of the Legislative Assembly who were MLA’s prior to enactment of the Members’ Pension Act.

Members contribute 9% of MLA’s indemnity plus 6% of Minister’s salary.

Province contributes amount equal to excess of pension payments over member contributions plus interest.

Eligible for unreduced MLA benefits upon ceasing to be an MLA with at least 10 sessions service.

Eligible for Ministers’ benefits upon ceasing to be an MLA with at least 10 sessions service and at least 6 months Minister’s service.

Basic MLA benefits equal 3% of average indemnity times number sessions served.

Basic Minister’s benefits equal 3% of Ministers’ average salary times years service as a Minister.

	b)	Members’ Pension Plan
Members contribute lesser of a) 9% of MLA’s indemnity plus 9% of Minister’s salary and b) maximum deductible RPP contributions per Income Tax Act.

Province contributes amount equal to excess of pension payments over member contributions plus interest.

Eligible for unreduced basic and supplemental MLA benefits at age 60 upon ceasing to be an MLA with minimum 8 sessions service.

Eligible for unreduced Ministers’ benefits at age 60 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.

Eligible for reduced basic and supplemental MLA benefits at age 55 upon ceasing to be an MLA with minimum 8 sessions service.

Eligible for reduced Ministers’ benefits at age 55 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.

Basic MLA benefits equal 2% of average indemnity times sessions served. Additional supplementary allowance of 50% of basic MLA’s pension.

Basic Ministers’ benefits equal 2% of Ministers’ average salary times years service as Minister. Additional supplementary allowance of 50% of basic Ministers’ pension amount.

YMPE	Year’s Maximum Pensionable Earnings

b) Net Pension Liability

With the exception of the TPP, the H-CBE plan, the H-CUPE plan and the Part-Time plan, the Province is liable for any excess of accrued pension benefits over pension fund assets. The TPP, H–CBE and H–CUPE plans are target benefit plans and the Province’s obligation related to these plans are discussed in Section c) below. The PSSRP is also a target benefit plan; however, the Province has guaranteed certain benefits as described further in Section c). The Part-Time plan is a defined contribution plan. The Province’s obligation related to this plan is limited to its annual contributions.

52	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The value of accrued benefits in all defined benefit plans exceeds the value of assets resulting in an actuarial pension liability of $516.1 million ($473.5 million 2014). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees due to their tentative nature and that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $136.4 million ($373.5 million 2014). The net pension liability after considering unamortized adjustments is a balance of $379.7 million ($100.0 million 2014). This net balance, which appears on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The Provincial share of the net pension liability estimate is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed above. This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality. Section e) of this note lists some of the actuarial assumptions used. Section f) lists selected information about plan members.

c) Target Benefit Plans

As of March 31, 2015, four provincially sponsored pension plans (collectively “the Plans”) have been converted to a new form of pension plan which targets a retirement benefit as opposed to guaranteeing it. Three shared risk plans converted prior to this fiscal year. The Shared Risk Plan for CUPE Employees of NB Hospital (“HCUPE SRP”) and the Shared Risk Plan for Certain Bargaining Employees of NB Hospitals (“HCBE SRP”) converted on July 1, 2012, and the Public Service Shared Risk Pension Plan (“PSSRP”) converted on January 1, 2014. The New Brunswick Teachers’ Pension Plan (“NBTPP”) converted on July 1, 2014.

Each plan is governed by a Board of Trustees to which the Province has appointed one-half of the members. Once appointed, the Province does not have the right to remove a trustee. The Plans are jointly funded by employees and the Province. Contribution rates are prescribed by the pension plan Board of Trustees in accordance with the plan documents which establish the maximum amounts by which the rates can be increased or decreased from the initial contribution rate. Benefits accrue to employees as they provide service based on a percentage of salary, and are subject to adjustment for inflation from the time they are earned, when permitted in accordance with the funding policy. Future benefits and benefits already earned may be decreased or increased based on the funding status of each plan in accordance with specified steps outlined in the funding policy, with the exception of certain benefits protected under the PSSRP guarantee.

The governing documents for each plan and Provincial pension legislation indicate the Province is to make contributions. The contributions are determined by the Board of Trustees in accordance with the funding policies, and in all cases they are fixed within a narrow range. The Pension Benefits Act also limits the amount that contributions can increase or decrease on a temporary basis. The Province has no further obligation beyond the contributions to be paid in return for service provided in any given year. The payment of retirement benefits is the responsibility of each plan, and will only be paid to the extent that the funding status of the plan allows. The Province has no contractual, legislated, or equitable obligation to top up any of the Plans to avoid benefit reductions except for the guarantee associated with the PSSRP as discussed below.

The Province has guaranteed that retirement benefits for members of the PSSRP will never be less than the base benefits at the time of conversion. On conversion, the primary obligation for paying retirement benefits to the members of the former Public Service Superannuation Plan and the assets of this plan, were transferred to the trustees of the PSSRP. While the assets and primary obligation to pay benefits were transferred, there is a residual obligation to the Province as a result of the guarantee. Actuarial assumptions, based upon management’s best estimates have determined that there is no residual liability relating to the guarantee as at March 31, 2015. Should a liability arise in the future, it will be recorded in the year it occurs. There has been no guarantee provided to members of any other converted pension plan.

2015	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The Province has measured and reported the obligation and expense for the Plans using the guidance within the public sector accounting standard for retirement benefits (“the Standard”). The Standard provides guidance on accounting for pension plans. The Plans do not clearly fit into categories presented in the Standard. In order to determine an appropriate accounting treatment for the Plans, the Province was required to use professional judgement, which the Standard permits for complex plans. Governing documents, legislation, and information provided to plan members were key sources of information used in the analysis. In making the determination for each plan, the underlying focus was to ensure that all retirement benefit obligations that meet the definition of a liability for the Province under the Public Sector Accounting Standards are recorded. The Province has determined that an accounting treatment where pension expense equated to employer contributions required to be paid during the period most closely suits the economic substance and risk profile of the Plans. A liability or asset would only be recorded when the amount paid during the period differed from the amount required to be paid. Alternate accounting treatment would require the Province to measure and record a pension obligation and pension asset. It is the Province’s view that there is no agreement or contract, legislation, constructive obligation, or equitable obligation for any of the Plans beyond the required contributions that would give rise to a liability. The Province also has no right to or control over the assets of the Plans. Therefore, recording a net pension asset or liability could result in a material misstatement, and pension expense for the period may not reflect the true cost to the Province.

In the prior year consolidated financial statements, the Province had accounted for the PSSRP as a defined benefit plan subsequent to conversion. Based on the change in accounting policy this year as disclosed in Note 1 d), prior year figures have been restated to reflect the period expense and net pension liability at March 31, 2014.

d) Summary Pension Information

Details of the net pension liability, unamortized adjustments, pension expense and change in net pension liability are outlined in the following table. The estimated accrued benefits and the value of plan assets reported have been updated to the most recent year end of the applicable pension plan. This was based on a projection of the actuarial assumptions and on actual contribution levels. The obligation and assets of the school district plans are measured at December 31.

54	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Summary Pension Information

	(millions)
	2015									2014
	TPP		Judge	Member	Sch-Mgt	GLTS	CUPE 2745	SERP	Total	Total
Accrued benefit obligation
beginning of year		$4,923.4	$70.4	$67.1	$16.6	$338.0	$80.5	$270.6	$5,766.6	$10,146.6
Actuarial losses		3.9	3.9	12.1	2.0	30.6	5.1	69.5	127.1	370.8
Plan amendments		---	---	(5.5)	---	---	---	---	(5.5)	---
Plan settlements		(4,962.7)	---	---	---	---	---	---	(4,962.7)	(5,081.8)
Curtailment costs		---	---	0.1	---	---	---	---	0.1	---
Benefits accrued		22.9	2.6	1.2	---	9.8	2.6	8.2	47.3	213.4
Interest		79.7	3.7	3.0	1.0	22.0	5.3	10.3	125.0	602.0
Reciprocal payments and refunds		0.2	---	---	---	---	---	---	0.2	9.0
Benefit payments		(67.4)	(2.0)	(3.5)	(1.3)	(17.9)	(3.3)	(13.6)	(109.0)	(493.4)

Accrued benefit obligation		---	78.6	74.5	18.3	382.5	90.2	345.0	989.1	5,766.6
Plan assets beginning of year		4,854.9	37.6	---	8.3	319.6	72.7	---	5,293.1	9,293.9
Actuarial gains		42.9	2.7	---	0.1	10.7	2.1	---	58.5	439.9
Return on plan assets		78.5	2.4	---	0.5	20.4	4.7	---	106.5	540.1
Employer contributions		10.8	0.3	---	---	2.6	0.7	17.0	31.4	120.3
Employee contributions		11.0	0.4	---	---	3.7	1.0	2.9	19.0	101.6
Plan settlements		(4,930.7)	---	---	---	---	---	---	(4,930.7)	(4,726.6)
Benefit payments		(67.4)	(1.3)	---	(1.3)	(17.9)	(3.3)	(13.6)	(104.8)	(476.1)
Plan assets1		---	42.1	---	7.6	339.1	77.9	6.3	473.0	5,293.1

Actuarial Pension Liability		---	36.5	74.5	10.7	43.4	12.3	338.7	516.1	473.5

Unamortized adjustments
beginning of year		(318.1)	(6.0)	(4.2)	---	(18.4)	(9.2)	(17.6)	(373.5)	(1,002.2)
New adjustments		39.0	(1.2)	(12.1)	(1.9)	(19.9)	(3.0)	(69.5)	(68.6)	69.4
Plan settlements		261.7	---	---	---	---	---	---	261.7	455.2
Amortization		17.4	2.1	8.2	1.9	6.3	2.3	5.8	44.0	104.1
Unamortized Adjustments		---	(5.1)	(8.1)	---	(32.0)	(9.9)	(81.3)	(136.4)	(373.5)
Net Pension Liability	$	---	$31.4	$66.4	$10.7	$11.4	$2.4	$257.4	$379.7	$100.0

1	The Plan assets for SERP represents the amount due from the PSSRP.

2015	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions) 2015																			2014
	PSSRP		TPP	Judge	Member	Sch-Mgt		GLTS	CUPE 2745	Ombud		H-CUPE		H-CBE		Part-Time		SERP	Total	Total
Expense
Employers’ share of pension
benefits earned		$93.3	$73.1	$2.2	$1.0	$	---	$6.1	$1.6		$0.2		$32.0		$41.9		$1.8	$5.0	$258.2	$199.9
Interest		---	1.2	1.3	3.0		0.5	1.6	0.6		---		---		---		---	10.3	18.5	61.9
Plan amendments		---	---	---	(5.5)		---	---	---		---		---		---		---	---	(5.5)	---
Curtailment costs		---	---	---	0.1		---	---	---		---		---		---		---	---	0.1	---
Amortization of adjustments		---	17.4	2.1	8.2		1.9	6.3	2.3		---		---		---		---	5.8	44.0	104.2
Plan settlements		---	229.7	---	---		---	---	---		---		---		---		---	---	229.7	100.0

Total pension expense		93.3	321.4	5.6	6.8		2.4	14.0	4.5		0.2		32.0		41.9		1.8	21.1	545.0	466.0
Employer contributions1		93.3	71.8	1.0	3.3		---	2.6	0.7		0.2		32.0		41.9		1.8	16.7	265.3	216.5

Change in net pension liability	$	---	$249.6	$4.6	$3.5		$2.4	$11.4	$3.8	$	---	$	---	$	---	$	---	$4.4	$279.7	$249.5

1
Includes contributions to the PSSRP from the consolidated fund and consolidated health care entities. Contributions totaling $6.3 million are included in the expenses reported for other consolidated entites.

56	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

e) Actuarial Assumptions

Calculation of the Province’s employee pension obligations and related pension expenditure is based on long term actuarial assumptions except the Members’ Plan where both short and long term assumptions are used. In addition, salary increase assumptions have been refined given wage freeze measures implemented in the short term.

The table below discloses the assumptions used in the actuarial valuations.

			Rate of Pension
	Rate of Return		Escalation after
Plan	on Assets (%)	Inflation (%)	Retirement (%)

Judge	6.35	2.25	2.05 to 2.15
Sch – Mgt	6.20	2.25	1.95
GLTS	6.20	2.25	2.00
CUPE 2745	6.20	2.25	2.00
Member	2.67	1.80	1.56
SERP	2.67	1.80	1.56

Annual Wage and Salary Increase Assumptions (%) (excludes promotional scale)

	2015	2016	2017	2018	2019

Judge	4.0	4.0	4.0	4.0	4.0
Sch – Mgt	2.0	2.75	2.75	2.75	2.75
GLTS	2.0	2.75	2.75	2.75	2.75
CUPE 2745	2.0	2.75	2.75	2.75	2.75
SERP	2.0	2.3	2.3	2.3	2.3

These assumptions have been used to determine the amount of the Province’s obligation for pension benefits outstanding and the value of benefits earned by employees during the fiscal year and are based on management’s best estimates. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the pension plans.

f) Member Data

The following table lists data about the members of each plan.

	Estimated			Average
	Average	Number of	Number of	Annual Salary	Average
	Remaining Service	Active		of	Annual
Plan	Life (Years)	Contributors	Pensioners	Contributors	Pension
Judge	6	31	29	205,492	47,712
Sch – Mgt	---	N/A	106	N/A	12,335
GLTS	9	2,150	1,587	33,474	10,731
CUPE 2745	10	1,057	420	30,858	7,485
Member	10
Member		---	95	N/A	27,400
Minister		---	49	N/A	5,804
SERP	15	308	3,274	93,126	4,137

2015	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The Members’ Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member. The average annual salary of contributors under the SERP relates to the amount in excess of the maximum salary covered under the PSSRP.

2) Retirement Allowances

The Province of New Brunswick’s unionized employees working full-time and part-time hours in government departments, school districts and other agencies are entitled to an allowance upon retirement in accordance with their respective collective agreements.

Effective April 1, 2011, the retirement allowance program has been discontinued for new entrants to the non-bargaining group of employees. For management and non-union employees with a continuous service date before April 1, 2011, the accumulation of retirement allowance credits was discontinued as of March 31, 2013. Eligible employees were provided with the option of a payout in lieu of retirement allowance or to defer their retirement allowance until retirement based on accumulated credits as of March 31, 2013 and salary upon retirement.

This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these consolidated financial statements. The latest actuarial valuation was calculated as at 31 March 2015 for employees in Part I - departments, Part II – school system, and Part III – health sector.

For the year ended March 31, 2015, the Province expensed $55.1 million for this program ($57.7 million 2014), and paid out benefits of $36.9 million ($108.9 million 2014).

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province’s long term borrowing rate of 2.67% as at 31 March 2015, and 3.85% as at 31 March 2014.

Inflation:	1.8%

Expected Average
Remaining Service
Lifetime (Years):	15

Salary Growth Rate:	Short term	Long term
	2.0% to 2.55%	2.3% to 2.55%

58	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following table presents the liability at 31 March:

	(millions)
	2015			2014
	Part I, II, III	Employees of
	Employees	Other Agencies	Total	Total

Accrued benefit obligation beginning of year	$424.6	$3.5	$428.1	$506.2
Actuarial (gains) losses	37.2	0.3	37.5	(22.2)
Benefits accrued	30.6	0.2	30.8	32.1
Interest	16.8	0.1	16.9	15.0
Settlement costs	0.4	---	0.4	5.9
Benefit payments	(36.6)	(0.3)	(36.9)	(108.9)

Accrued benefit obligation end of year	473.0	3.8	476.8	428.1

Unamortized adjustments
Opening balance	(31.3)	0.2	(31.1)	(58.0)
New adjustments	(37.2)	(0.3)	(37.5)	22.2
Amortization	7.0	---	7.0	4.7

Unamortized Adjustments Ending balance	(61.5)	(0.1)	(61.6)	(31.1)

Total Benefit Liability	$411.5	$3.7	$415.2	$397.0

Other agencies include Financial and Consumer Services Commission, Regional Development Corporation, Service New Brunswick, and FacilicorpNB Ltd./Ltée.

NOTE 12 SICK LEAVE LIABILITY

The Province of New Brunswick’s employees working full-time and part-time hours in government departments, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these consolidated financial statements. The latest actuarial valuation was calculated as at 31 March 2015 for government department and school district employees. The latest actuarial valuations were completed between 31 March 2012 and 31 March 2015 for employees of other agencies.

For the year ended March 31, 2015, the Province expensed $5.4 million for this program ($7.1 million in 2014).

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province’s long term borrowing rate of 2.67% as at 31 March 2015, and 3.85% as at 31 March 2014.

Expected Average
Remaining Service

Lifetime (Years):	9.4 to 22

Salary Growth Rate:	Short term	Long term
	2.0% to 2.92%	2.3% to 2.92%

2015	PROVINCE OF NEW BRUNSWICK	59

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following table presents the liability at 31 March:

	(millions)
	2015				2014
	Government	School	Other	Total	Total
	Departments	Districts	Agencies

Accrued benefit obligation beginning of year	$58.8	$63.3	$103.8	$225.9	$227.6
Actuarial (gains) losses	(11.0)	17.3	(4.7)	1.6	(7.9)
Benefits accrued	6.6	6.5	11.5	24.6	26.0
Interest	2.2	2.4	4.0	8.6	7.7
Benefit payments	(7.9)	(9.3)	(10.9)	(28.1)	(27.5)

Accrued benefit obligation end of year	48.7	80.2	103.7	232.6	225.9

Unamortized adjustments				(3.7)
Opening balance	(6.0)	(2.6)	4.9		(12.5)
New adjustments	11.0	(17.3)	4.7	(1.6)	7.9
Amortization	0.4	0.2	(0.3)	0.3	0.9
				(5.0)
Unamortized Adjustments ending balance	5.4	(19.7)	9.3		(3.7)

Total Benefit Liability	$54.1	$60.5	$113.0	$227.6	$222.2

Other agencies include Horizon Health Network, Vitalité Health Network, New Brunswick Community College, Collège communautaire du Nouveau-Brunswick, Service New Brunswick, New Brunswick Investment Management Corporation, Recycle New Brunswick, Financial and Consumer Services Commission and FacilicorpNB Ltd./Ltée.

NOTE 13 GUARANTEES, LIABILITIES FOR CONTAMINATED SITES AND CONTINGENT LIABILITIES

a) Guarantees

Loan Guarantees

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes.

Provincial Holdings Ltd. (PHL) is wholly owned by the Province and is responsible for administering industrial development project investments. PHL is included in the Province’s reporting entity as described in Schedule 30. Any resulting losses on loans guaranteed by PHL will be borne by the Province.

At 31 March 2015, the total contingent liability in respect of these guarantees was $75.1 million ($86.3 million 2014), of which the Province has recognized $33.0 million as a liability on the consolidated statement of financial position ($32.0 million 2014).

60	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	Authorized	Contingent
	Limit	Liability
Agricultural Development Act	$2.5	$2.5
Economic Development Act	$61.3	58.4
Fisheries and Aquaculture Development Act	$0.5	0.4
Livestock Incentives Act	$0.3	0.1
Nursing Homes Act	$3.6	3.6
Regional Development Corporation Act	$3.1	2.6
		67.6
Provincial Holdings Limited	$7.5	7.5
		75.1
Less: Included in Allowance for Losses (Schedule 8)		(33.0)
		$42.1

Other Guarantees

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity as described in Schedule 30. The Province guarantees the payment of principal and interest of any borrowing by NBMFC. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise. As of 31 December 2014, total debenture debt outstanding was $879.3 million ($863.6 million 2013).

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) provides deposit insurance to members of credit unions in New Brunswick to a maximum of $250,000 for each member. NBCUDIC is included in the Province’s reporting entity as described in Schedule 30. As of 31 December 2014, deposits of the credit unions totalled $ 3.7 billion ($3.6 billion 2013). In addition, NBCUDIC has guaranteed specific losses up to $2.0 million.

b) Contaminated Sites

The Province recognizes a liability for the remediation of a contaminated site when the Province is responsible for remediation of the site and the cost of remediation can been reasonably estimated. In 2015, a liability of $67.8 million ($68.0 million 2014) has been accrued for the remediation of contaminated sites. This liability includes the net present value of $3.0 million of remediation costs to be incurred over the next five years. The net present value was calculated using a discount rate equal to the Province’s five year borrowing rate of 1.35% as at March 31, 2015. The liability is based on management’s best estimate of the cost of remediation, using environmental assessment information available as at March 31, 2015. In accordance with PS 3260, in cases where uncertainty exists regarding the existence of contamination or the cost of remediation, no liability has been recognized. The estimated liability will be updated in future periods as new information becomes available.

The liability for contaminated sites is recognized in the statement of financial position under accounts payable and accrued liabilities. As disclosed in Note 17, prior period consolidated financial statements have been restated to reflect the adoption of PS 3260.

2015	PROVINCE OF NEW BRUNSWICK	61

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

The following table discloses the total liability by nature and source:

(millions)
Types of	Nature of		Number		Estimated
Sites	Contaminate	Source of Contamination	of Sites	Liability	Recovery
Activities associated with the operations of
	Metals, petroleum	the office, commercial or industrial facility
	hydrocarbons,	could result in contamination from fuel
Office/	polyaromatic	storage or handling, waste sites, use of
Commercial/	hydrocarbons,	metal-based paint, etc. Sites often have
Industrial	BTEX, etc.	multiple sources of contamination.	16	$6.5	$ ---
Mining activities; activities associated with
Mineral	Heavy metals,	mine operations e.g., fuel storage tanks,
Exploration	petroleum	fuel handling, waste sites, etc. Sites often
Sites	hydrocarbons, etc.	have multiple sources of contamination.	3	59.3	0.2
	Petroleum	Activities associated with fuel storage and
	hydrocarbons,	handling, e.g., aboveground storage
	polyaromatic	tanks, underground storage tanks, fuel
Fuel Related	hydrocarbons,	handling areas, pipelines, fueling stations,
Practices	BTEX, etc.	etc.	46	2.0	---
		TOTAL	65	$67.8	$0.2

An additional environmental liability of $9.0 million has been accrued by the New Brunswick Power Corporation. The liability is included in the investment balance of the New Brunswick Power Corporation.

c) Contingent Liabilities

Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $40.0 million ($28.8 million 2014) have been accrued in these consolidated financial statements which represents management’s best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, some of which may be significant, the outcome of which is not determinable.

62	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015
NOTE 14 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises for the rental of space and equipment, amounts to $511.9 million ($505.5 million 2014). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)

2015-2016	$97.7
2016-2017	$87.4
2017-2018	$68.5
2018-2019	$57.1
2019-2020	$47.7

b) Nursing Homes

The Department of Social Development includes in its annual operating budget funding for the repayment of approved long term debt of certain nursing homes. The Department funds the nursing homes through grants which pay the difference between operating expenses and revenue from other sources.

Total long term debt of these nursing homes at 31 March 2015 amounted to approximately $373.7 million ($337.9million 2014). Of the $373.7 million nursing home debt, the Province has issued guarantees totalling approximately $3.6 million ($4.3 million 2014) which is disclosed as a contingent liability.

c) New Brunswick Lotteries and Gaming Corporation

In August 2013, the Atlantic Lottery Corporation communicated to New Brunswick Lotteries and Gaming Corporation that a pension deficit would be recovered from shareholders through withholdings of profit distributions beginning in September 2013 and ending in 2019. The impact on future profit distributions for New Brunswick Lotteries and Gaming Corporation is a decrease of $15.0 million in aggregate.

d) Contractual Obligations

The nature of the government’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $2,466.9 million. Significant commitments and agreements are as follows:

(millions)
Consolidated Fund Entities	$1,039.0
Other Government Entities	$1,427.9

2015	PROVINCE OF NEW BRUNSWICK	63

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Significant commitments and agreements include:

Consolidated Fund Entities

	(millions)
	2016	2017	2018	2019	2020+	Totals

Education and Early Childhood Development
Other Educational Operating Services	$6.4	$3.4	$1.5	$1.3	$1.3	$13.9
Environment and Local Government
Federal Gas Tax Transfer Fund	11.4	---	---	---	---	11.4
Animal Control Services for Local Service Districts	0.1	0.6	0.6	0.6	1.0	2.9
Finance
Property Assessment and Taxation System
Renewal Initiative	0.1	---	---	---	---	0.1
Project Management, Marketing, Web and
Staffing Services	0.1	---	---	---	---	0.1
Health
Various Health Care Services	21.4	8.2	5.2	0.5	---	35.3
Natural Resources
Various Agreements Under Natural Resources
Management	2.4	1.5	0.4	---	---	4.3
Public Safety
Public Police Service Agreement (PPSA)	78.1	78.1	78.1	78.1	78.1	390.5
Social Development
Youth Home Operating Costs	5.1	---	---	---	---	5.1
Advisory, Consulting, and IT Services	3.1	1.3	---	---	---	4.4
Adult Developmental Activities, Programs & Training	1.2	1.2	---	---	---	2.4
Tourism, Heritage and Culture
Advertising, Publication, Software and Web
Service Contracts	7.1	6.6	5.7	---	---	19.4
Building Canada Fund
Le Village Historique Acadien	0.2	---	---	---	---	0.2
Transportation and Infrastructure
Various Capital Projects	63.1	53.1	54.0	73.0	12.6	255.8
Deer Island Ferry Services Project	7.2	---	---	---	---	7.2
Fundy Islands Ferry Services Project
Operations Agreement	18.4	18.9	19.4	19.9	177.8	254.4
Peninsula Princess Refit	1.0	---	---	---	---	1.0
National Highways System	4.9	---	---	---	---	4.9
Permanent Bridges and Highways	38.4	5.8	---	---	---	44.2
Rural Road Initiative	4.4	---	---	---	---	4.4
Subtotal	274.1	178.7	164.9	173.4	270.8	1,061.9

Capital Contributions from Outside Sources	22.9	---	---	---	---	22.9
Total	$251.2	$178.7	$164.9	$173.4	$270.8	$1,039.0

64	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Other Government Entities

	(millions)
	2016	2017	2018		2019			2020+	Totals
Ambulance NB
Management of Ambulance Services
through NB EMS	$29.6	$29.6	$	---	$	---	$	---	$59.2
Energy Efficiency and Conservation Agency
of New Brunswick
Programs and Service Provider Agreements	0.8	---		---		---		---	0.8
Fundy Trail Development Authority
Fundy Trail Parkway	4.2	2.7		1.6		---		---	8.5
New Brunswick Highway Corporation
Maintenance and Rehabilitation of the
Fredericton to Moncton Highway	33.2	11.7		8.4		---		---	53.3
Maintenance and Rehabilitation of the Trans
Canada Highway from the Quebec border
to Longs Creek	22.4	22.9		23.4		23.9		403.5	496.1
Maintenance and Rehabilitation of the
Route 1 Gateway	20.9	21.4		21.9		22.3		610.2	696.7
Regional Development Corporation
Canada - New Brunswick Agreements	1.8	---		---		---		---	1.8
Regional and Community Development Initiative	34.6	24.2		27.5		15.9		0.5	102.7
Horizon Health Network
Service Support for Diagnostic Imaging
Equipment	4.4	4.4		---		---		---	8.8
Total	$151.9	$116.9		$82.8		$62.1		$1,014.2	$1,427.9
The Province also has contractual obligations and other commitments through its government business enterprises. The New Brunswick Power Corporation has entered into various agreements related to the purchase and transmission of electricity and the supply and delivery of fuel oil and coal.

2015	PROVINCE OF NEW BRUNSWICK	65

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 15 SEGMENT REPORTING

Note 15 is intended to provide supplementary information on the Province’s revenue and expenses by segment. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Regional Health Authorities; and Other Crowns and Agencies. An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Consolidated Statement of Operations. The extent of these items was $(21.4) million in 2015 ($6.8 million 2014). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province.

The Government Departments and Some Agencies segment represents the group most directly accountable to the Board of Management and Cabinet. The segment includes all line departments such as Health, Education and Transportation as well as the following agencies: Arts Development Trust Fund, Atlantic Education International Inc., Economic and Social Inclusion Corporation, Energy Efficiency and Conservation Agency of New Brunswick, Environmental Trust Fund, New Brunswick Agricultural Insurance Commission, New Brunswick Highway Corporation, New Brunswick Housing Corporation, New Brunswick Internal Services Agency, New Brunswick Lotteries and Gaming Corporation, Regional Development Corporation, and Sport Development Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of the Board of Management and Cabinet.

Other Crowns and Agencies are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control. The organizations included in this segment are: New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, and New Brunswick Power Corporation. Also included with other agencies are the following entities which are consolidated in the Province’s financial statements: Algonquin Golf Limited, Algonquin Properties Limited, Ambulance New Brunswick Inc., Collège communautaire du Nouveau-Brunswick; FacilicorpNB Ltd., Financial and Consumer Services Commission, Forest Protection Limited, Invest NB, Kings Landing Corporation, New Brunswick Community College, New Brunswick Credit Union Deposit Insurance Corporation, New Brunswick Energy and Utilities Board, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., New Brunswick Investment Management Corporation, New Brunswick Legal Aid Services Commission, Provincial Holdings Ltd., Recycle New Brunswick and Service New Brunswick.

66	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2015

	(millions)
	Government
	Departments		Regional Health				Other Crowns and				Interaccount				Consolidated
	and Some Agencies		Authorities				Agencies				Eliminations				Total
	2015	2014	2015		2014		2015		2014		2015		2014		2015	2014
Revenue
Tax Revenue	$3,987.5	$3,595.3	$	---	$	---	$	---	$	---	$	---	$	---	$3,987.5	$3,595.3
Non Tax Revenue	854.2	861.1		110.2		103.1		133.8		118.7		---		---	1,098.2	1,082.9
Government Business
Enterprises	---	---		---		---		244.7		221.9		---		---	244.7	221.9
Transfers Between Entities	1.6	---		1,785.4		1,748.6		348.4		343.7		(2,135.4)		(2,092.3)	---	---
Conditional Federal Grants	364.2	343.2		23.8		23.8		---		---		---		---	388.0	367.0
Unconditional Federal Grants	2,621.8	2,510.9		---		---		---		---		---		---	2,621.8	2,510.9
	7,829.3	7,310.5		1,919.4		1,875.5		726.9		684.3		(2,135.4)		(2,092.3)	8,340.2	7,778.0

Expenses
Employee Benefits	2,090.4	1,937.7		1,348.4		1,423.3		301.2		296.5		(12.0)		(35.3)	3,728.0	3,622.2
Other Services	1,051.3	1,021.8		131.7		140.6		78.1		76.8		(4.3)		(3.9)	1,256.8	1,235.3
Materials and Supplies	202.4	194.7		302.2		273.1		24.5		24.5		---		---	529.1	492.3
Property and Equipment	71.6	17.6		---		---		30.8		35.0		(63.9)		(0.2)	38.5	52.4
Grants and Subsidies	2,025.9	1,907.9		---		---		5.6		10.2		---		---	2,031.5	1,918.1
Transfers Between Entities	2,032.2	2,059.7		---		---		---		---		(2,032.2)		(2,059.7)	---	---
Debt and Other Charges	740.5	679.3		2.0		---		5.3		5.6		(1.6)		---	746.2	684.9
Amortization	326.5	307.2		60.7		54.6		11.5		11.4		---		---	398.7	373.2

	8,540.8	8,125.9		1,845.0		1,891.6		457.0		460.0		(2,114.0)		(2,099.1)	8,728.8	8,378.4

Surplus (Deficit)	$(711.5)	$(815.4)		$74.4		$(16.1)		$269.9		$224.3		$(21.4)		$6.8	$(388.6)	$(600.4)

2015	PROVINCE OF NEW BRUNSWICK	67

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 16 TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
	2015	2014
Cost Method:
Margaret R. Lynds Bequest	$0.1	$0.1
Mental Health Trust Fund	1.3	1.3
Viscount Bennett Bequest	0.2	0.2
	$1.6	$1.6
Market Value Method:

Judges' Superannuation Fund	$42.0	$37.3
Office of the Public Trustee Trust Fund	10.1	9.8
Pension Plan for the Management Employees
of New Brunswick School Districts	7.6	8.3
Pension Plan for General Labour, Trades and Services
Employees of New Brunswick School Districts	339.2	319.7
Pension Plan for Full-Time CUPE 2745 Employees of
New Brunswick School Districts	78.0	72.8
	$476.9	447.9

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

On July 1, 2014, the Teachers’ Pension Act was converted to a targeted benefit pension plan provided under the Teachers’ Pension Plan Act and the regulations under that Act. As a result, the Province is no longer the trustee for the plan’s trust fund. As the date of conversion, the Board of Trustees of the Teachers’ Pension Plan became the trustee of the fund.

68	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

NOTE 17 PRIOR PERIOD ADJUSTMENTS

Restatements to Net Debt and Accumulated Deficit

The tables below summarize the impact of the prior period adjustments on the opening net debt and accumulated deficit figures. The paragraphs following the tables provide additional information on these adjustments.

RESTATED NET DEBT - BEGINNING OF YEAR

	(millions)
	2015	2014
	Actual	Actual
NET DEBT - BEGINNING OF YEAR

As Previously Published	$(11,641.2)	$(11,130.6)

Net Pension Liability	(100.6)	---
Liability for Contaminated Sites	(61.6)	(60.3)
Liability Reclassification	(17.1)	---
School District Self-Sustaining Accounts	9.2	9.0

RESTATED NET DEBT - BEGINNING OF YEAR	$(11,811.3)	$(11,181.9)

RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR

	(millions)
	2015	2014
	Actual	Actual
ACCUMULATED DEFICIT - BEGINNING OF YEAR

As Previously Published	$(3,273.1)	$(2,850.7)

Net Pension Liability	(100.6)	---
Liability for Contaminated Sites	(61.6)	(60.3)
School District Self-Sustaining Accounts	9.2	9.0

RESTATED ACCUMULATED DEFICIT
- BEGINNING OF YEAR	$(3,426.1)	$(2,902.0)

2015	PROVINCE OF NEW BRUNSWICK	69

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

Liability for Contaminated Sites

Effective 1 April 2014, the Province adopted PS 3260 – Liability for Contaminated Sites as described in Note 1 d) to the consolidated financial statements. The Province’s 2014 consolidated financial statements have been restated as follows: an increase in expenses of $1.3 million and an increase in accounts payable and accrued liabilities of $61.6 million. The restatement also resulted in an increase of $60.3 million to opening net debt and accumulated deficit as at 1 April 2013.

Public Service Shared Risk Pension Plan

Effective 1 April 2014, the Province retroactively changed its accounting policy for the Public Sector Shared Risk Pension Plan, as described in Note 1 d) to the consolidated financial statements. The Province’s 2014 consolidated financial statements have been restated as follows: an increase in net pension liability, pension expense, closing net debt and accumulated deficit of $100.6 million.

Liability Reclassification

As a result of a change in accounting policy, an amount reported under prepaids and deferred charges has been reclassified to accounts payable and accrued expenses. This resulted in an increase in 31 March 2014 net debt of $17.1 million.

School District Self-Sustaining Accounts

As a result of a review of the accounting policy for school district self-sustaining accounts, certain 2014 figures have been restated. The 31 March 2014 consolidated financial statements have been restated as follows: a decrease in net debt and accumulated deficit of $9.2 million, and an increase in accounts receivable of $0.2 million. Revenues and expenses increased by $14.5 million and 14.3 million respectively, for a net decrease in deficit of $0.2 million.

NOTE 18 COMPARATIVE FIGURES

Certain of the 2014 figures have been reclassified to conform to the presentation adopted for 2015.

NOTE 19 SUBSEQUENT EVENTS

Creation of Shared Services Agency

In June 2015, the Province passed legislation to create a new crown corporation known as Service New Brunswick and to consolidate and modernize back office functions of supply chain management, information technology, and some components of financial and human resource management to government. This new corporation will be an amalgamation of the existing Service New Brunswick, the New Brunswick Internal Services Agency, the Department of Government Services and FacilicorpNB Ltd. It will provide the services and programs currently provided by these organizations. It will also provide services for the back office functions to Parts 1 (departments and agencies) and 3 (health entities) and, at their option, to Parts 2 (school districts) and 4 (agencies, boards, commissions). The financial impact of this event is currently being assessed.

70	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2014
SCHEDULE 1
CASH AND SHORT TERM INVESTMENTS

Short Term Investments	$835.6	$901.8
Cash	824.0	636.2
	$1,659.6	$1,538.0

SCHEDULE 2
RECEIVABLES AND ADVANCES

Accounts Receivable
General Receivables of Government Departments	$214.7	$225.9
General Receivables of Government Entities	53.6	52.1
	268.3	278.0
Less: Allowance for Doubtful Accounts	113.5	103.8
	154.8	174.2
Due from Federal Government
Central Government Services	80.6	66.8
Education	38.2	20.4
Harmonized Sales Tax Rebate	20.6	18.5
Economic Development	5.7	29.0
Transportation	5.1	29.0
Health	---	0.2
Other	3.5	2.9
	153.7	166.8

Guarantee Payouts	129.7	128.1
Less: Allowance for Doubtful Accounts	126.2	127.2
	3.5	0.9
Advances
Working Capital Advances	7.8	8.2
Other	5.5	4.7
	13.3	12.9
Less: Allowance for Doubtful Accounts	3.1	3.0
	10.2	9.9
Interest Receivable
Student Loans	19.4	17.5
Fisheries and Aquaculture Development Act	6.5	6.6
Economic Development Act	5.1	5.1
Agricultural Development Act	0.2	0.1
Other	19.7	19.9
	50.9	49.2
Less: Allowance for Doubtful Accounts	40.4	33.1
	10.5	16.1
	$332.7	$367.9

2015	PROVINCE OF NEW BRUNSWICK	71

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2014
SCHEDULE 3
TAXES RECEIVABLE

Real Property Tax	$1,146.6	$1,100.4
Sales Tax	63.4	---
Gasoline and Motive Fuels Tax	22.3	20.6
Royalties and Stumpage on Timber	20.7	13.6
Tobacco Tax	17.2	18.1
Other	5.6	4.7
	1,275.8	1,157.4
Less: Allowance for Doubtful Accounts	40.6	42.0
	$1,235.2	$1,115.4

SCHEDULE 4
INVENTORIES FOR RESALE

Inventories for Resale
Properties Held for Sale	$1.7	$3.4

72	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015			2014
		Allowance			Allowance
		for Doubtful			for Doubtful
SCHEDULE 5	Amount	Accounts	Net	Amount	Accounts	Net

LOANS
Loans to Students	$455.2	$101.6	$353.6	$451.3	$99.4	$351.9
Economic Development Act	213.4	98.9	114.5	223.3	91.7	131.6
New Brunswick Housing Act	31.2	5.9	25.3	31.3	3.7	27.6
Fisheries and Aquaculture
Development Act	34.7	21.2	13.5	34.4	21.3	13.1
Agricultural Development Act	14.5	2.6	11.9	13.8	2.5	11.3
L'Office de Stabilisation	5.3	---	5.3	5.2	---	5.2
Fundy Trail Endowment Fund	4.1	---	4.1	4.0	---	4.0
Energy Efficiency Upgrade Loans	3.7	0.7	3.0	6.3	0.5	5.8
Unsatisfied Judgements	9.4	9.4	---	9.4	9.4	---
La Fondation du quotidien
francophone	4.0	4.0	---	4.0	4.0	---
Other Loans	38.8	17.2	21.6	32.7	5.6	27.1

	$814.3	$261.5	$552.8	$815.7	$238.1	$577.6

2015	PROVINCE OF NEW BRUNSWICK	73

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2014
SCHEDULE 6
EQUITY IN GOVERNMENT BUSINESS ENTERPRISES

New Brunswick Power Corporation	$325.0	$399.0
less: regulatory deferral adjustment (Note 6)	(139.8)	(145.6)
New Brunswick Liquor Corporation	21.5	18.2
New Brunswick Municipal Finance Corporation	1.0	1.1
	$207.7	$272.7
OTHER INVESTMENTS

Other Investments	42.8	26.2
Atlantic Lottery Corporation	(11.7)	(9.8)
	$31.1	$16.4
SCHEDULE 7
ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable	$544.6	$519.6
Due to Canada
Equalization and Canada Health and Social Transfer	20.8	41.7
Other Agreements	2.2	56.7
	23.0	98.4
Accrued Interest
Funded Debt	141.9	135.4
Other	66.0	69.3
	207.9	204.7
Employee Benefits
Retirement Allowances (Note 11)	415.2	397.0
Accrued Salaries Payable	322.9	293.9
Sick Leave (Note 12)	227.6	222.2
Liability for Injured Workers	135.0	131.4
	1,100.7	1,044.5

Municipal Property Taxes Due to Municipalities	466.8	453.8
Liability for Contaminated Sites (Note 13)	67.8	68.0
Medicare and Out of Province Payments	48.5	13.3
Holdbacks on Contracts	12.9	16.0
Health Services Liability Protection Plan	12.2	11.4
Strategic Assistance	---	1.6
Other	83.7	99.5
	691.9	663.6
	$2,568.1	$2,530.8

74	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2014
SCHEDULE 8
ALLOWANCE FOR LOSSES

Economic Development	$30.6	$29.2
Agriculture, Aquaculture and Fisheries	2.4	2.8
Contingent Liabilities - Guaranteed Loan Provision (Note 13)	33.0	32.0

Property Tax Appeals	5.5	9.3
Post-Secondary Education, Training and Labour	0.3	0.3
	5.8	9.6
	$38.8	$41.6

SCHEDULE 9
DEFERRED REVENUE
Real Property Taxes	$387.9	$367.2
Motor Vehicle and Operators' Licenses	58.6	58.3
Capital Contributions	18.1	59.8
Other	24.7	21.9
	$489.3	$507.2

SCHEDULE 10
DEPOSITS HELD IN TRUST

New Brunswick Immigrant Investor Fund (2009) Ltd.	$174.1	$157.3
Retention Fund for Fee for Service Physicians	48.7	43.5
Tenants' Security Deposits	22.8	22.2
Court of Queen's Bench	8.8	8.4
Mining Licenses - Non-Performance Renewal Fees	7.0	7.5
Scholarship Trusts	3.8	3.8
Contractors' Deposits	2.7	3.5
Family Support Order Services	1.9	1.7
New Brunswick Crop Reinsurance	0.9	1.1
Sale of Property for Taxes	0.2	0.2
Other	101.4	80.9
	$372.3	$330.1

2015	PROVINCE OF NEW BRUNSWICK	75

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2014

SCHEDULE 11
OBLIGATIONS UNDER CAPITAL LEASES

Highways	$609.4	$638.8
Health	94.7	12.4
Education	46.4	47.2
Protection	17.1	17.8
	$767.6	$716.2

SCHEDULE 12
INVENTORIES OF SUPPLIES

Health Supplies and Vaccines	$21.7	$22.3
Construction and Maintenance Materials	14.5	12.7
Machine Repair Parts	5.0	5.1
Stationery and Supplies	1.5	1.5
Veterinary Supplies	1.0	1.0
Educational Textbooks	0.7	0.8
Other Supplies	5.5	4.6
	$49.9	$48.0

SCHEDULE 13
PREPAID AND DEFERRED CHARGES

Public Private Partnership Contracts	$126.9	$128.4
Unamortized Premiums, Discounts, and Issue Expenses
on Debentures	80.9	145.2
Deferred Financing Charges	5.3	6.3
Other	48.7	38.8
	$261.8	$318.7

76	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 14
TAXES

Personal Income Tax	$1,508.0	$1,523.7	$1,370.3
Corporate Income Tax	251.0	238.1	222.8
Metallic Minerals Tax	---	21.9	7.0
	1,759.0	1,783.7	1,600.1

Provincial Real Property Tax	467.3	471.2	438.1

Harmonized Sales Tax	1,146.5	1,240.9	1,061.8
Gasoline and Motive Fuels Tax	240.0	242.8	240.1
Tobacco Tax	150.7	143.4	152.9
Pari-mutuel Tax	0.6	0.4	0.5
	1,537.8	1,627.5	1,455.3

Insurance Premium Tax	47.2	49.3	50.6
Financial Corporation Capital Tax	27.0	29.4	27.8
Penalties and Interest	14.0	13.2	13.0
Other	13.0	13.2	10.4
	101.2	105.1	101.8
	$3,865.3	$3,987.5	$3,595.3

SCHEDULE 15
LICENSES AND PERMITS

Motor Vehicle	$124.7	$127.8	$125.7
Fish and Wildlife	6.3	6.6	6.5
Mines	1.9	1.5	2.2
Liquor Licenses	1.0	0.7	1.0
Other	13.8	12.8	13.3
	$147.7	$149.4	$148.7
SCHEDULE 16
ROYALTIES

Forest	$77.7	$77.1	$74.1
Mines	16.5	20.4	16.8
	$94.2	$97.5	$90.9

2015	PROVINCE OF NEW BRUNSWICK	77

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 17
INCOME FROM GOVERNMENT BUSINESS ENTERPRISES

New Brunswick Liquor Corporation	$164.5	$166.1	$161.3
New Brunswick Power Corporation	40.0	73.0	55.0
add: regulatory deferral adjustment (Note 6)	---	5.7	5.7
Other Entities	6.4	(0.1)	(0.1)
	$210.9	$244.7	$221.9
SCHEDULE 18
OTHER PROVINCIAL REVENUE

Sales of Goods and Services
General	$235.7	$256.3	$253.2
Institutional	29.1	31.6	31.4
Intergovernmental	24.3	24.6	22.9
Leases and Rentals	26.4	24.0	23.3
Provincial Parks	6.4	6.3	6.1
Lotteries and Gaming	146.9	145.1	144.4
Investment Income	44.7	39.6	41.9
Fines and Penalties	11.6	11.5	11.1
Other Revenue	73.9	116.4	104.5
	$599.0	$655.4	$638.8
SCHEDULE 19
UNCONDITIONAL GRANTS

Canada Health Transfer	$682.4	$686.7	$677.3
Canada Social Transfer	267.5	267.2	264.3
Wait Times Reduction Transfer	---	---	5.4
Statutory Subsidies	1.9	1.9	1.9
	$951.8	$955.8	$948.9

78	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 20
CONDITIONAL GRANTS

Education	$143.4	$145.5	$147.5
Economic Development	30.5	44.8	69.2
Transportation	44.4	44.6	62.9
Central Government Services	43.9	41.5	40.5
Health	25.6	26.6	27.2
Social Services	3.9	3.9	3.9
Other	13.9	81.1	15.8
	$305.6	$388.0	$367.0
SCHEDULE 21
EDUCATION AND TRAINING

Education	$1,117.8	$1,161.1	$1,126.5
Post-Secondary Education Services	507.7	513.5	506.8
Pension Expense	117.7	342.3	143.2
Amortization Expense	42.4	44.4	41.0
Provision Expense	4.6	11.5	5.7
General Government	(1.5)	5.7	2.5
Public Works and Infrastructure	2.0	5.2	10.4
	$1,790.7	$2,083.7	$1,836.1
SCHEDULE 22
HEALTH

Health Services	$2,717.1	$2,685.2	$2,652.2
Pension Expense	75.4	73.9	71.8
Amortization Expense	67.9	73.0	64.3
Public Works and Infrastructure	---	6.5	1.6
	$2,860.4	$2,838.6	$2,789.9

2015	PROVINCE OF NEW BRUNSWICK	79

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 23
SOCIAL DEVELOPMENT

Social Development	$1,106.9	$1,106.0	$1,070.8
Provision Expense	4.0	7.2	3.5
Amortization Expense	1.9	1.9	2.0
General Government	0.3	0.3	0.3
	$1,113.1	$1,115.4	$1,076.6
SCHEDULE 24
PROTECTION SERVICES

Public Safety	$169.5	$189.4	$165.4
Justice	45.0	44.0	42.8
Attorney General	18.7	18.4	17.6
Provision Expense	0.6	6.3	(0.1)
Pension Expense	4.9	5.6	5.3
Amortization Expense	4.9	4.4	3.7
General Government	0.4	0.4	0.3
New Brunswick Credit Union Deposit Insurance Corporation	0.2	0.2	0.2
	$244.2	$268.7	$235.2

SCHEDULE 25
ECONOMIC DEVELOPMENT

Economic Development	$134.0	$166.0	$150.8
Tourism, Heritage and Culture	45.5	44.9	41.9
Provision Expense	7.0	7.7	5.8
Invest NB	17.1	6.8	7.0
Post-Secondary Education, Training and Labour	3.3	3.8	3.9
Kings Landing Corporation	3.7	3.5	3.5
Amortization Expense	0.9	3.4	2.9
New Brunswick Immigrant Investor Fund (2009) Ltd.	3.7	2.0	5.2
Provincial Holdings Ltd.	1.1	1.2	10.4
	$216.3	$239.3	$231.4

80	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 26
LABOUR AND EMPLOYMENT

Post-Secondary Education, Training and Labour	$119.7	$121.7	$117.4
General Government	0.6	0.6	0.6
Amortization Expense	---	0.3	0.3
	$120.3	$122.6	$118.3
SCHEDULE 27
RESOURCES

Natural Resources	$100.3	$99.9	$103.4
Agriculture and Aquaculture and Fisheries	37.3	30.2	36.6
Environment	21.4	20.5	25.5
Energy Efficiency and Conservation Agency of
New Brunswick	8.7	13.3	14.2
Energy and Mines	9.5	10.2	10.1
Forest Protection Limited	7.7	7.3	5.2
New Brunswick Agricultural Insurance Commission	---	6.5	8.5
Recycle New Brunswick	5.3	5.2	4.9
Energy and Utilities Board	3.5	3.1	2.7
Amortization Expense	1.2	1.3	1.2
Transportation and Infrastructure	0.1	---	1.3
Provision Expense	3.3	(0.2)	0.4
	$198.3	$197.3	$214.0
SCHEDULE 28
TRANSPORTATION AND INFRASTRUCTURE

Transportation and Infrastructure	$299.4	$366.0	$324.4
Amortization Expense	263.6	263.6	252.8
Provision Expense	0.3	20.1	0.7
	$563.3	$649.7	$577.9

2015	PROVINCE OF NEW BRUNSWICK	81

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

	(millions)
	2015	2015	2014
	Budget	Actual	Actual
SCHEDULE 29
CENTRAL GOVERNMENT

Pension Expense	$135.8	$123.2	$245.7
Local Government	117.1	114.6	113.4
General Government	175.9	104.7	92.2
Service New Brunswick	59.5	59.6	55.8
Legislative Assembly	31.1	31.3	22.6
New Brunswick Internal Services Agency	22.5	23.9	22.4
Healthy and Inclusive Communities	19.4	18.4	16.6
Executive Council	17.4	17.4	16.7
Finance	17.0	17.1	18.7
New Brunswick Investment Management Corporation	10.6	10.9	10.1
Government Services	11.5	10.3	10.2
Financial and Consumer Services Commission	---	9.8	8.4
Amortization Expense	4.9	6.4	5.3
Human Resources	3.5	3.3	3.7
Office of the Premier	2.7	2.7	1.6
New Brunswick Lotteries and Gaming Corporation	2.7	4.5	5.4
Public Works and Infrastructure	0.1	0.1	---
Algonquin Golf and Algonquin Properties Ltd.	---	---	(0.4)
Provision Expense	4.0	(19.9)	(11.3)
	$635.7	$538.3	$637.1

82	PROVINCE OF NEW BRUNSWICK	2015

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2015

SCHEDULE 30
PROVINCIAL REPORTING ENTITY

The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below. Further information regarding the accounting methods used to consolidate these organizations can be found in Note 1.

Organizations using the Consolidation Method:

Algonquin Golf Limited	New Brunswick Credit Union Deposit Insurance Corporation
Algonquin Properties Limited	New Brunswick Energy and Utilities Board
Ambulance New Brunswick Inc.	New Brunswick Health Council
Arts Development Trust Fund	New Brunswick Highway Corporation
Atlantic Education International Inc.	New Brunswick Housing Corporation
Collège communautaire du Nouveau-Brunswick	New Brunswick Immigrant Investor Fund (2009) Ltd.
Economic and Social Inclusion Corporation	New Brunswick Internal Services Agency
Energy Efficiency and Conservation Agency of New Brunswick	New Brunswick Investment Management Corporation
Environmental Trust Fund	New Brunswick Legal Aid Services Commission
FacilicorpNB Ltd.	New Brunswick Lotteries and Gaming Corporation
Financial and Consumer Services Commission	Provincial Holdings Ltd.
Forest Protection Limited	Recycle New Brunswick
Horizon Health Network	Regional Development Corporation
Invest NB	Service New Brunswick
Kings Landing Corporation	Sport Development Trust Fund
New Brunswick Community College	Vitalité Health Network
New Brunswick Agricultural Insurance Commission

Organizations using the Modified Equity Method:

New Brunswick Liquor Corporation
New Brunswick Municipal Finance Corporation
New Brunswick Power Corporation

Organizations using the Transaction Method:

New Brunswick Arts Board	New Brunswick Public Libraries Foundation
New Brunswick Insurance Board	Premier's Council on the Status of Disabled Persons
New Brunswick Museum	Strait Crossing Finance Inc.